                                                                     EXHIBIT 2.1

                                                                  EXECUTION COPY

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION



                                     among


                            SILICON GRAPHICS, INC.,

                      PARAGRAPH ACQUISITION CORPORATION,

                         PARAGRAPH INTERNATIONAL, INC.

                                      and

                          THE PRINCIPAL SHAREHOLDERS
                          LISTED ON SCHEDULE I HERETO
                                    ----------



                           Dated as of May 14, 1997

                               TABLE OF CONTENTS

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                                   ARTICLE I

                                  DEFINITIONS

SECTION 1.01.  Certain Defined Terms.......................................    1


                                  ARTICLE II

                                  THE MERGER

SECTION 2.01.  The Merger..................................................   14
SECTION 2.02.  Effective Time..............................................   15
SECTION 2.03.  Effect of the Merger........................................   15
SECTION 2.04.  Articles of Incorporation; Bylaws...........................   15
SECTION 2.05.  Directors and Officers......................................   15
SECTION 2.06.  Effect on Capital Stock.....................................   16
SECTION 2.07.  Dissenting Shares...........................................   17
SECTION 2.08.  Surrender of Securities.....................................   18
SECTION 2.09.  No Further Ownership Rights in Company Securities...........   20
SECTION 2.10.  Lost, Stolen or Destroyed Certificates......................   20
SECTION 2.11.  Taking of Necessary Action; Further Action..................   20
SECTION 2.12.  Tax-Free Reorganization.....................................   20

                                  ARTICLE III

                       REPRESENTATIONS AND WARRANTIES OF
                  THE COMPANY AND THE PRINCIPAL SHAREHOLDERS

SECTION 3.01.  Organization, Authority and Qualification of the Company....   21
SECTION 3.02.  Capital Stock of the Company; Ownership of the Capital
               Stock.......................................................   21
SECTION 3.03.  Subsidiaries................................................   22
SECTION 3.04.  Books and Records...........................................   24
SECTION 3.05.  No Conflict.................................................   24
SECTION 3.06.  Governmental Consents and Approvals.........................   24
SECTION 3.07.  Financial Information, Books and Records....................   24
SECTION 3.08.  No Undisclosed Liabilities..................................   25
SECTION 3.09.  Receivables.................................................   25
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                                      ii

                               TABLE OF CONTENTS
                                  (Continued)

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SECTION 3.10.  [INTENTIONALLY OMITTED]...................................     25
SECTION 3.11.  Conduct in the Ordinary Course; Absence of Certain
               Changes, Events and Conditions............................     25
SECTION 3.12.  Litigation................................................     28
SECTION 3.13.  Certain Interests.........................................     29
SECTION 3.14.  Compliance with Laws......................................     30
SECTION 3.15.  Environmental Matters.....................................     30
SECTION 3.16.  Material Contracts........................................     31
SECTION 3.17.  Intellectual Property.....................................     33
SECTION 3.18.  Real Property.............................................     37
SECTION 3.19.  Tangible Personal Property................................     40
SECTION 3.20.  Assets....................................................     41
SECTION 3.21.  Customers.................................................     42
SECTION 3.22.  Employee Benefit Matters..................................     42
SECTION 3.23.  Labor Matters.............................................     44
SECTION 3.24.  Key Employees.............................................     45
SECTION 3.25.  Taxes.....................................................     46
SECTION 3.26.  Insurance.................................................     48
SECTION 3.27.  Full Disclosure...........................................     48
SECTION 3.28.  Shareholder Approval Requirements.........................     48
SECTION 3.29.  ParaScript Purchase Price.................................     49
SECTION 3.30.  Brokers...................................................     49


                                  ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

SECTION 4.01.  Organization and Authority of Merger Sub..................     49
SECTION 4.02.  No Conflict...............................................     49
SECTION 4.03.  Governmental Consents and Approvals.......................     50
SECTION 4.04.  Litigation ...............................................     50
SECTION 4.05.  SEC Documents:  Undisclosed Liabilities...................     50
SECTION 4.06.  Absence of Certain Changes or Events......................     51
SECTION 4.07.  Stockholder Approval Requirements.........................     51
SECTION 4.08.  Brokers...................................................     51
SECTION 4.09.  Capital Stock of Parent and Merger Sub....................     51


                                      iii


                               TABLE OF CONTENTS
                                  (Continued)

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                                   ARTICLE V

                             ADDITIONAL AGREEMENTS
SECTION 5.01.  Conduct of Business Prior to the Effective Time............  52
SECTION 5.02.  Access to Information......................................  56
SECTION 5.03.  Confidentiality............................................  56
SECTION 5.04.  Regulatory and Other Authorizations; Notices and Consents..  57
SECTION 5.05.  Notice of Developments.....................................  57
SECTION 5.06.  No Solicitation or Negotiation.............................  58
SECTION 5.07.  Securities Filings.........................................  58
SECTION 5.08.  [INTENTIONALLY OMITTED]....................................  59
SECTION 5.09.  New York Stock Exchange Listing............................  59
SECTION 5.10.  Shelf Registration.........................................  59
SECTION 5.11.  Employee Benefits..........................................  59
SECTION 5.12.  Agreement of the Principal Shareholders and the Voting
               Shareholders to Vote Shares................................  60
SECTION 5.13.  Broker for Acquisition of Parent Treasury Shares...........  60
SECTION 5.14.  Restricted Stock Purchase Agreements.......................  60
SECTION 5.15.  Agreement Amendment Proposal...............................  60
SECTION 5.16.  Further Action.............................................  61

                                   ARTICLE VI

                             CONDITIONS TO CLOSING

SECTION 6.01.  Conditions to Obligations of the Company
SECTION 6.02.  Conditions to Obligations of Parent and Merger Sub.........  62

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                                      iv


                               TABLE OF CONTENTS
                                  (Continued)

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                                 ARTICLE VII

                                INDEMNIFICATION
SECTION 7.01.  Survival of Representations and Warranties.................    64
SECTION 7.02.  Indemnification............................................    65

                                 ARTICLE VIII

                            TERMINATION AND WAIVER

SECTION 8.01.  Termination................................................    66
SECTION 8.02.  Effect of Termination......................................    67
SECTION 8.03.  Waiver.....................................................    67


                                  ARTICLE IX

                                 MISCELLANEOUS

SECTION 9.01.  Expenses...................................................    68
SECTION 9.02.  Notices....................................................    68
SECTION 9.03.  Public Announcements.......................................    68
SECTION 9.04.  Headings...................................................    68
SECTION 9.05.  Severability...............................................    69
SECTION 9.06.  Entire Agreement...........................................    69
SECTION 9.07.  Assignment.................................................    69
SECTION 9.08.  No Third Party Beneficiaries...............................    69
SECTION 9.09.  Amendment..................................................    69
SECTION 9.10.  Governing Law..............................................    69
SECTION 9.11.  Counterparts...............................................    70
SECTION 9.12.  Specific Performance.......................................    70
SECTION 9.13.  Liquidated Damages.........................................    70

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

          AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of May 14, 1997 (as amended, restated, supplemented or otherwise modified from time to time, this "AGREEMENT"), among SILICON GRAPHICS, INC., a corporation organized and existing under the laws of the State of Delaware ("PARENT"), PARAGRAPH ACQUISITION CORPORATION, a corporation organized and existing under the laws of the State of Delaware and a direct wholly owned subsidiary of Parent ("MERGER SUB"), PARAGRAPH INTERNATIONAL, INC., a corporation organized and existing under the laws of the State of California (the "COMPANY"), and the holders of capital stock of the Company listed on Schedule I hereto (collectively, the "PRINCIPAL
                               ----------
SHAREHOLDERS");

                             W I T N E S S E T H:
                             - - - - - - - - - -

          WHEREAS, the boards of directors of Parent, Merger Sub and the Company have each determined that it is in the best interests of their respective shareholders for Parent to acquire the Company upon the terms and subject to the conditions set forth herein; and

          WHEREAS, in furtherance of such acquisition, the boards of directors of Parent, Merger Sub and the Company have each approved the merger (the "MERGER") of Merger Sub with and into the Company in accordance with the General Corporation Law of the State of Delaware and the General Corporation Law of the State of California and upon the terms and subject to the conditions set forth herein;

          NOW, THEREFORE, in consideration of the foregoing and the respective agreements, covenants, representations and warranties hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

          SECTION 1.01. Certain Defined Terms. Unless the context otherwise requires, the following terms, when used in this Agreement, shall have the respective meanings specified below:

          "ACQUISITION DOCUMENTS" shall mean this Agreement, the exhibits to this Agreement, the Company Disclosure Schedule, the Parent Disclosure Schedule and any certificate, 1995 Financial Statement, Draft 1996 Financial Statement, 1996 Financial Statement, Interim Financial Statement, report or other document delivered pursuant to this Agreement or in connection with the transactions contemplated hereby.

          "ACTION" shall mean any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

          "AFFILIATE" shall mean, with respect to any specified person, any other person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

          "AGREEMENT" shall have the meaning specified in the preamble to this Agreement.

          "AGREEMENT OF MERGER" shall mean the agreement of merger, in form and substance reasonably satisfactory to Parent and the Company, to be filed with the Secretary of State of the State of California in order to effect the Merger.

          "AGREEMENTS NOT TO COMPETE" shall mean the agreements not to compete, substantially in the form attached hereto as Exhibit 1.01(a), to be executed and
                                             ---------------
delivered prior to the Effective Time by Parent, the Company or a Subsidiary and the employees specified in Schedule II hereto.
                           -----------

          "AGREEMENTS NOT TO SOLICIT" shall mean the agreements not to solicit, substantially in the form attached hereto as Exhibit 1.01(b), to be executed and
                                             ---------------
delivered prior to the Effective Time by Parent, the Company or a Subsidiary and the employees specified in Schedule III hereto.
                           ------------

          "ANCILLARY AGREEMENTS" shall mean the Agreements Not to Compete and the Agreements Not to Solicit.

          "ASSETS" shall have the meaning specified in Section 3.20.

          "AUDITED BALANCE SHEET" shall mean (i) until the 1996 Financial Statements shall have been delivered to Parent pursuant to Section 3.07, the draft audited consolidated balance sheet (including the related notes and schedules thereto) of the Company, dated as of December 31, 1996 and included in the Draft 1996 Financial Statements, and (ii) after the 1996 Financial Statements shall have been delivered to Parent pursuant to Section 3.07, the audited consolidated balance sheet (including the related notes and schedules thereto) of the Company, dated as of December 31, 1996 and included in the 1996 Financial Statements.

          "BUSINESS" shall mean the business of developing, marketing and supporting computer software and all other business of the Company and the Subsidiaries as such business is currently conducted.

          "BUSINESS DAY" shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in San Francisco, California.

          "CERTIFICATE OF MERGER" shall mean the certificate of merger, in form and substance reasonably satisfactory to Parent and the Company, to be filed with the Secretary of State of the State of Delaware in order to effect the Merger.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended through the date hereof.

          "COMPANY" shall have the meaning specified in the preamble to this Agreement.

          "COMPANY CAPITAL STOCK" shall mean the Company Common Stock and the Company Preferred Stock.

          "COMPANY COMMON STOCK" shall mean the common stock, no par value, of the Company.

          "COMPANY DISCLOSURE SCHEDULE" shall mean the Disclosure Schedule of the Company attached hereto, dated as of the date hereof, and forming a part of this Agreement.

          "COMPANY EQUITY INCENTIVE PLAN" shall mean the ParaGraph International, Inc. 1996 Equity Incentive Plan, adopted April 5, 1996.

          "COMPANY PREFERRED STOCK" shall mean the series A preferred stock, no par value, of the Company.

          "COMPANY SECURITIES" shall mean the Company Capital Stock, the Company Stock Options and the Company Warrants.

          "COMPANY STOCK OPTIONS" shall mean all options to purchase Company Capital Stock issued and outstanding at the Effective Time.

          "COMPANY WARRANTS" shall mean all warrants to purchase Company Capital Stock issued and outstanding at the Effective Time.

          "CONTROL" (including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") shall mean, with respect to the relationship between or among two or more persons, the possession, directly or indirectly, or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such person.

          "DISNEY WARRANT" shall mean the warrant, dated as of December 16, 1996, issued by the Company in the name of Disney Online, Inc., a corporation organized under the laws of California.

          "DISSENTING SHARES" shall mean any shares of capital stock of the Company held by a holder who has exercised dissenters' rights for such shares in accordance with the General Corporation Law of the State of California and who, as of the Effective Time, has not effectively withdrawn or lost such dissenters' rights.

          "DRAFT 1996 FINANCIAL STATEMENTS" shall mean the draft audited consolidated balance sheet of the Company as at, and the related draft audited consolidated statements of income, shareholders' equity and cash flows of the Company for the fiscal year ended as of, December 31, 1996, delivered by the Company to Parent prior to the date hereof, together with all related notes and schedules thereto, accompanied by the draft report thereon of Coopers & Lybrand LLP, independent certified public accountants of the Company.

          "EFFECTIVE TIME" shall mean the later of the time of the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and the time of the filing of the Agreement of Merger with the Secretary of State of the State of California, or such later mutually agreed time as may be set forth in the Certificate of Merger and the Agreement of Merger, at which time the Merger shall be consummated.

          "ENCUMBRANCE" shall mean any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

          "ENVIRONMENTAL CLAIMS" shall mean any action, suit, demand, demand letter, claim, lien, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, Environmental Permit or Hazardous Materials.

          "ENVIRONMENTAL LAW" shall mean any Law, now or hereafter in effect and as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

          "ENVIRONMENTAL PERMIT" shall mean any permit, approval, identification number, license or other authorization required under any applicable Environmental Law.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

          "EXCHANGE AGENT" shall mean a bank or trust company, if any, designated by Parent for purposes of acting as exchange agent hereunder.

          "EXCHANGE AGENT AGREEMENT" shall mean the exchange agent agreement, if any, entered into between Parent and the Exchange Agent.

          "EXCHANGE RATIO" shall mean:

               (i) in the event that the Parent Treasury Share Value is greater than or equal to the Purchase Price, the number of shares of Parent Common Stock equal to the quotient of the Per Share Purchase Price divided by the Parent Common Stock Repurchase Cost; and

               (ii) in the event that the Parent Treasury Share Value is less than the Purchase Price, the number of shares of Parent Common Stock equal to:

                     (A) the quotient of (1) the aggregate number of Parent Treasury Shares held by Parent at the Effective Time, divided by (2) the Fully Diluted Shares, plus

                     (B) the quotient of (1) the quotient of (x) the Parent Market Value Difference, divided by (y) the Fully Diluted Shares, divided by (2) the Parent Common Stock Market Value.

          "EXPENSES" shall mean, with respect to any party hereto, all reasonable costs and expenses, including, without limitation, all fees and disbursements of counsel, financial advisors, financing sources, accountants, experts and consultants to such party and its affiliates, incurred by such party or on its behalf in connection with or related to the authorization, preparation, negotiation and execution of, and performance of its obligations pursuant to, this Agreement, and the transactions contemplated hereby.

          "FOREIGN BENEFIT PLAN" shall mean any Plan that is not subject to United States Law.

          "FULLY DILUTED SHARES" shall mean the sum of (i) the aggregate number of shares of Company Common Stock issued and outstanding at the Effective Time;
(ii) the aggregate number of shares of Company Common Stock issuable upon conversion of all of the shares of Company Preferred Stock issued and outstanding at the Effective Time; (iii) the aggregate number of shares of Company Common Stock issuable upon exercise of the entire vested portion of all of the Company Stock Options that shall have become vested as of the Effective Time; and (iv) the aggregate number of shares of Company Common Stock issuable upon conversion of all of the shares of Company Preferred Stock issuable upon exercise of all of the Company Warrants.

          "GOVERNMENTAL AUTHORITY" shall mean any national, federal, state, municipal or local or other government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

          "GOVERNMENTAL ORDER" shall mean any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

          "HAZARDOUS MATERIALS" shall mean (i) petroleum and petroleum products, by products or breakdown products, radioactive materials, asbestos containing materials and polychlorinated biphenyls, and (ii) any other chemicals, materials or substances defined or regulated as toxic or hazardous or as a pollutant or contaminant or as a waste under any applicable Environmental Law.

          "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

          "INDEMNIFIED PARTY" shall mean Parent, Merger Sub and each of their respective affiliates and each officer, director, employee, agent, successor and assign of each such person.

          "INDEBTEDNESS" shall mean, with respect to any person (i) all indebtedness of such person, whether or not contingent, for borrowed money; (ii) all obligations of such person for the deferred purchase price of property or services; (iii) all obligations of such person evidenced by notes, bonds, debentures or other similar instruments; (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (v) all obligations of such person as lessee under leases that have been or should be, in accordance with U.S. GAAP, recorded as capital leases; (vi) all obligations, contingent or otherwise, of such person under acceptance, letter of credit or similar facilities; (vii) all obligations of such person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (viii) all Indebtedness of others referred to in clauses (i) through (vi) above guaranteed directly or indirectly in any manner by such person, or in effect guaranteed directly or indirectly by such person through an agreement (A) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D) otherwise to assure a creditor against loss; and (ix) all Indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property (including, without limitation, accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such Indebtedness.

          "INITIAL ADVANCE" shall mean the initial advance in the amount of $1,000,000 under the loan agreement, dated as of January 31, 1997, between the Company and Parent.

          "INTELLECTUAL PROPERTY" shall mean (i) inventions, whether or not patentable, whether or not reduced to practice, and whether or not yet made the subject of a pending patent application or applications, (ii) ideas and conceptions of potentially patentable subject matter, including, without limitation, any patent disclosures, whether or not reduced to practice and whether or not yet made the subject of a pending patent application or applications, (iii) national (including the United States) and multinational statutory invention registrations, patents, patent registrations and patent applications (including all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations) and all rights therein provided by international treaties or conventions and all improvements to the inventions disclosed in each such registration, patent or application, (iv) trademarks, service marks, trade dress, logos, trade names and corporate names, whether or not registered, including all common law rights, and registrations and applications for registration thereof, including, without limitation, all marks registered in the United States Patent and Trademark Office, the trademark offices of the states and territories of the United States, and the trademark offices of other nations throughout the world, and all rights therein provided by international treaties or conventions, (v) copyrights (registered or otherwise) and registrations and applications for registration thereof, and all rights therein provided by international treaties or conventions, (vi) moral rights (including, without limitation, rights of paternity and integrity), and waivers of such rights by others, (vii) computer software, including, without limitation, source code, operating systems and specifications, data, data bases, files, documentation and other materials related thereto, data and documentation, (viii) trade secrets and confidential, technical and business information (including ideas, formulas, compositions, inventions, and conceptions of inventions whether patentable or unpatentable and whether or not reduced to practice), (ix) whether or not confidential, technology (including know-how and show-how), manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (x) copies and tangible embodiments of all of the foregoing, in whatever form or medium, (xi) all rights to obtain and rights to apply for patents, and to register trademarks and copyrights, and
(xii) all rights to sue or recover and retain damages and costs and attorneys' fees for past, present and future infringement of any of the foregoing.

          "INTERIM FINANCIAL STATEMENTS" shall mean the unaudited consolidated balance sheet of the Company as at, and the related consolidated statements of income, shareholders' equity and cash flows of the Company for the period ended as of, March 31, 1997, together with all related notes and schedules thereto, certified by the chief financial officer of the Company.

          "IRS" shall mean the Internal Revenue Service of the United States.

          "LAW" shall mean any national, federal, state, municipal or local or other statute, law, ordinance, regulation, rule, code, order, other requirement or rule of law.

          "LEASED REAL PROPERTY" shall mean all real property leased by the Company or any Subsidiary, as tenant, together with, to the extent leased by the Company or any Subsidiary, all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Company or any Subsidiary attached or appurtenant thereto, and all easements, licenses, rights and appurtenances relating to the foregoing.

          "LEASED TANGIBLE PERSONAL PROPERTY" shall mean all machinery, equipment, tools, dies, molds, parts, supplies, furniture, furnishings, fixtures, personalty, vehicles, rolling stock and other tangible personal property leased by the Company or any Subsidiary, as lessee.

          "LIABILITIES" shall mean any and all debts, liabilities and obligations of any nature whatsoever, whether accrued or fixed, absolute or contingent, matured or unmatured, known or unknown or determined or determinable, including, without limitation, those arising under any Law (including, without limitation, any Environmental Law), Action or

Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

          "LICENSED INTELLECTUAL PROPERTY" shall mean all Intellectual Property licensed or sublicensed by the Company or any Subsidiary, as licensee.

          "LOSSES" shall have the meaning specified in Section 7.02.

          "MATERIAL ADVERSE EFFECT" shall mean any change in or effect on the Business, the Company or any Subsidiary that, individually or in the aggregate with any other changes in or effects on the Business, the Company or any Subsidiary (i) is materially adverse to the business, operations, assets or Liabilities, results of operations or financial condition of the Business (as such business is currently conducted and as such business is proposed to be conducted following the Merger), the Company or any material Subsidiary or (ii) would adversely affect the ability of the Surviving Corporation to operate or conduct the Business in the manner in which it is currently operated or conducted by the Company and the Subsidiaries.

          "MATERIAL CONTRACTS" shall have the meaning specified in Section 3.16(a).

          "MERGER" shall have the meaning specified in the recitals to this Agreement.

          "MERGER SUB" shall have the meaning specified in the preamble to this Agreement.

          "MULTIEMPLOYER PLAN" shall mean a multiemployer plan within the meaning of Section 3(37) or 4001(a)(3) of ERISA.

          "MULTIPLE EMPLOYER PLAN" shall mean a single employer pension plan within the meaning of Section 4001(a)(15) of ERISA for which the Company could incur liability under Section 4063 or 4064 of ERISA.

          "NET EXERCISE ADJUSTMENT FACTOR" shall mean (i) with respect to any Company Stock Option, the quotient of (A) the Per Share Purchase Price less the exercise price per share of Company Common Stock issuable upon exercise of such Company Stock Option divided by (B) the Per Share Purchase Price, and (ii) with respect to any Company Warrant, the quotient of (A) the Per Share Purchase Price less the exercise price per share of Company Common Stock issuable upon exercise of such Company Warrant or upon conversion of any Company Preferred Stock issuable upon exercise of such Company Warrant divided by (B) the Per Share Purchase Price.

          "1995 FINANCIAL STATEMENTS" shall mean the audited consolidated balance sheet of the Company as at, and the related audited consolidated statements of income, shareholders' equity and cash flows of the Company for the fiscal year ended as of, December 31, 1995, together with all related notes and schedules thereto, accompanied by the report thereon of Coopers & Lybrand LLP, independent certified public accountants of the Company.

          "1996 FINANCIAL STATEMENTS" shall mean the audited consolidated balance sheet of the Company as at, and the related audited consolidated statements of income, shareholders' equity and cash flows of the Company for the fiscal year ended as of, December 31, 1996, together with all related notes and schedules thereto, accompanied by the report thereon of Coopers & Lybrand LLP, independent certified public accountants of the Company.

          "NYSE" shall mean the New York Stock Exchange, Inc.

          "OWNED INTELLECTUAL PROPERTY" shall mean all Intellectual Property owned by the Company or any Subsidiary.

          "OWNED TANGIBLE PERSONAL PROPERTY" shall mean all machinery, equipment, tools, dies, molds, parts, supplies, furniture, furnishings, fixtures, personalty, vehicles, rolling stock and other tangible personal property owned by the Company or any Subsidiary.

          "PARASCRIPT INTEREST" shall mean all of the Company's ownership interest in ParaScript LLC.

          "PARASCRIPT LICENSE AMENDMENT" shall mean the amendment to the ParaGraph International Technology Software and License Agreement, dated April 25, 1996, between the Company and ParaScript LLC to be entered into between the Company and ParaScript LLC amending such license agreement, which amendment shall be on the terms described in the memorandum attached hereto as Exhibit
                                                                     -------
1.01(c).
-------

          "PARASCRIPT LLC" shall mean ParaScript LLC, a limited liability company organized under the laws of Wyoming.

          "PARASCRIPT PURCHASE PRICE" shall mean the purchase price for the ParaScript Interest under the ParaScript Sale Agreement.

          "PARASCRIPT SALE" shall mean the sale of the ParaScript Interest by the Company to Aron Katz (or any designee of Aron Katz reasonably acceptable to the Company and to Parent) pursuant to the ParaScript Sale Agreement.

          "PARASCRIPT SALE AGREEMENT" shall mean the limited liability company interest purchase agreement to be entered into between the Company and Aron Katz (or any designee of Aron Katz reasonably acceptable to the Company and to Parent), providing for the sale of the ParaScript Interest by the Company to Aron Katz (or any such designee), on the terms and conditions set forth in the form of such agreement attached hereto as Exhibit 1.01(d).
                                          ---------------

          "PARASCRIPT VALUATION" shall mean the dollar value of the ParaScript Interest as determined by the valuation to be performed prior to the Effective Time by an investment bank or other financial institution selected by Parent and the Company.

          "PARENT" shall have the meaning specified in the preamble to this Agreement.

          "PARENT COMMON STOCK" shall mean the common stock, par value $.001 per share, of Parent.

          "PARENT COMMON STOCK MARKET VALUE" shall mean the average of the closing prices of the Parent Common Stock on the NYSE, as reported by The Wall Street Journal for the 10 trading days ending two trading days prior to the Effective Time.

          "PARENT COMMON STOCK REPURCHASE COST" shall mean the quotient of the Parent Treasury Share Value divided by the aggregate number of Parent Treasury Shares held by Parent at the Effective Time.

          "PARENT DISCLOSURE SCHEDULE" shall mean the Disclosure Schedule of the Parent attached hereto, dated as of the date hereof, and forming a part of this Agreement.

          "PARENT MARKET VALUE DIFFERENCE" shall mean the Purchase Price less the Parent Treasury Share Value.

          "PARENT SEC DOCUMENTS" shall mean all reports, schedules, forms, statements and other documents required to be filed with the SEC by Parent.

          "PARENT TREASURY SHARES" shall mean the shares of Parent Common Stock, if any, acquired by Parent after the date hereof for the purpose of distributing such shares pursuant to the Merger; provided, that, to the extent Parent shall acquire after the date hereof and prior to the Effective Time shares of Parent Common Stock in excess of the number of Parent Treasury Shares to be delivered pursuant to the Merger, the Parent Treasury Shares shall consist of the earliest acquired shares of Parent Common Stock acquired after the date hereof.

          "PARENT TREASURY SHARE VALUE" shall mean the aggregate cost, including brokerage costs and other transaction fees, to Parent of acquiring the Parent Treasury Shares.

          "PER SHARE PURCHASE PRICE" shall mean the quotient of the Purchase Price divided by the Fully Diluted Shares.

          "PERMITTED ENCUMBRANCES" shall mean such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (i) liens for taxes, assessments and governmental charges or levies not yet due and payable which are not in excess of US$50,000 in the aggregate; (ii) Encumbrances imposed by Law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business securing obligations that (A) are not overdue for a period of more than 30 days and (B) are not in excess of US$5,000 in the case of a single property or US$50,000 in the aggregate at any time; (iii) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (iv) minor survey exceptions, reciprocal easement agreements and other customary encumbrances on title to real property that (A) were not incurred in connection with any Indebtedness, (B) do not render title to the property encumbered thereby unmarketable and (C) do not, individually or in the aggregate, materially adversely affect the value or use of such property for its current and anticipated purposes.

          "PERSON" shall mean any individual, partnership, firm, corporation, joint venture, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under
Section 13(d)(3) of the Exchange Act.

          "PLANS" shall mean (i) all employee benefit plans (as defined in Section 3(3) of ERISA) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements, whether legally enforceable or not, to which the Company or any Subsidiary is a party, with respect to which the Company or any Subsidiary has any obligation or which is or was at any time maintained for the benefit of, or relating to any employee or former employee of the Company, any Subsidiary or any trade or business (whether or not incorporated) which is a member of a controlled group including the Company and its Subsidiaries or which is or was at the time under common control with the Company or any of its Subsidiaries within the meaning of Section 414 of the Code; (ii) each employee benefit plan for which the Company or any Subsidiary could incur liability under Section 4069 of ERISA in the event such plan has been or were to be terminated; (iii) any plan in respect of which the Company or any Subsidiary could incur liability under Section 4212(c) of ERISA; and (iv) any contracts, arrangements or understandings between the Company or any of its affiliates and any employee of the Company or of any Subsidiary, including, without limitation, any contracts, arrangements or understandings relating to the sale of the Company.

          "PRINCIPAL SHAREHOLDERS" shall have the meaning specified in the preamble to this Agreement.

          "PURCHASE PRICE" shall mean $48,300,000 less the aggregate amount of the Initial Advance outstanding at the Effective Time, together with all accrued interest thereon.

          "R&D ASSOCIATES WARRANT" shall mean the Company's obligation to issue to R&D Associates, LLC, warrants to purchase Company Preferred Stock, as more particularly set forth in those certain term sheets dated July 30, 1996 (two separate term sheets) and September 18, 1996.

          "RECEIVABLES" shall mean any and all accounts receivable, notes and other amounts receivable by the Company or any Subsidiary from third parties, including, without limitation, customers and employees, arising from the conduct of the Business or otherwise prior to the Effective Time, whether or not in the ordinary course, together with all unpaid financing charges accrued thereon.

          "REGULATIONS" shall mean the Treasury Regulations (including Temporary Regulations) promulgated by the United States Department of Treasury with respect to the Code or other federal tax statutes.

          "RESTRICTED STOCK PURCHASE AGREEMENTS" shall mean, collectively, (i) that certain Restricted Stock Purchase Agreement, dated as of September 13, 1996, between the Company and Gregory Slayton, as amended by that certain Separation Agreement, dated as of May 9, 1997, (ii) that certain Restricted Stock Purchase Agreement, dated as of September 13, 1996, between the Company and Stephen Ardron, as amended by that certain Separation Agreement, dated as of May 9, 1997, (iii) that certain Restricted Stock Purchase Agreement, dated as of September 13, 1996, between the Company and Howard Maierhoffer; (iv) that certain Restricted Stock Purchase Agreement, dated as of September 13, 1996, between the Company and Regis McKenna; and (v) that certain Restricted Stock Purchase Agreement, dated as of September 13, 1996, between the Company and Stepan Pachikov.

          "SEC" shall mean the United States Securities and Exchange Commission.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

          "SUBSIDIARIES" shall mean any and all corporations, partnerships, joint ventures, associations and other entities controlled by the Company directly or indirectly through one or more intermediaries, as more particularly described in the Company Disclosure Schedule.

          "SURVIVING CORPORATION" shall mean the Company, as the surviving corporation of the Merger.

          "TANGIBLE PERSONAL PROPERTY" shall mean the Leased Tangible Personal Property and the Owned Tangible Personal Property.

          "TAX" or "TAXES" shall mean any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, loss, damage, liability, expense, additions to tax and additional amounts or costs incurred or imposed with respect thereto) imposed by any government or taxing authority, including,without limitation, (i) taxes or other charges on or with respect to income, franchises, concessions, windfall or other profits, gross receipts, property, sales, use, capital, gains, capital stock or shares, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; (ii) taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; (iii) license, registration and documentation fees; and (iv) customs duties, tariffs, and similar charges.

          "U.S. GAAP" shall mean United States generally accepted accounting principles and practices as in effect from time to time and applied consistently throughout the periods involved.

          "VOTING SHAREHOLDERS" shall mean Gregory Slayton and Stephen Ardron.

          "WITHHOLDING AMOUNT" shall mean, with respect to any person, the aggregate amount of withholding taxes, if any, required under applicable Law to be withheld by the Company and/or Parent in connection with the transactions contemplated by this Agreement.


                                  ARTICLE II

                                  THE MERGER

          SECTION 2.01. The Merger. At the Effective Time, and upon the terms and subject to the conditions of this Agreement, the General Corporation Law of the State of Delaware and the General Corporation Law of the State of California, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation.

          SECTION 2.02. Effective Time. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VI, the parties hereto shall cause the Merger to be consummated by (i) filing the Certificate of Merger with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the General Corporation Law of the State of Delaware, and (ii) filing the Agreement of Merger with the Secretary of State of the State of California, in such form as required by, and executed in accordance with the relevant provisions of, the General Corporation Law of the State of California.

          SECTION 2.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the General Corporation Law of the State of Delaware and the General Corporation Law of the State of California. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

          SECTION 2.04. Articles of Incorporation; Bylaws. (a) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time the articles of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated in their entirety in form and substance reasonably satisfactory to Parent and the Company and, as so amended and restated, shall be the articles of incorporation of the Surviving Corporation until thereafter amended as provided by the General Corporation Law of the State of California and such articles of incorporation.

          (b) The bylaws of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated in their entirety in form and substance reasonably satisfactory to Parent and the Company and, as so amended and restated, shall be the bylaws of the Surviving Corporation until thereafter amended as provided by the General Corporation Law of the State of California, the articles of incorporation of the Surviving Corporation and such bylaws.

          SECTION 2.05. Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

          SECTION 2.06. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub or the Company or the holders of any of the following securities:

          (a) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any such shares to be cancelled pursuant to Section 2.06(f) or constituting Dissenting Shares) and all rights in respect thereof shall be cancelled and extinguished and be converted automatically into the right to receive, upon surrender of the certificate representing such share of Company Common Stock in the manner provided in Section 2.08, the number of shares of Parent Common Stock equal to the Exchange Ratio.

          (b) Each share of Company Preferred Stock issued and outstanding immediately prior to the Effective Time (other than any such shares to be cancelled pursuant to Section 2.06(f) or constituting Dissenting Shares) and all rights in respect thereof shall be cancelled and extinguished and be converted automatically into the right to receive, upon surrender of the certificate representing such share of Company Preferred Stock in the manner provided in
Section 2.08, the number of shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock issuable upon conversion of such share of Company Preferred Stock multiplied by the Exchange Ratio.

          (c) Each wholly or partially vested Company Stock Option and all rights in respect thereof shall be cancelled and extinguished and be converted automatically into the right to receive, upon surrender of the certificate or agreement representing such Company Stock Option in the manner provided in
Section 2.08, the number of shares of Parent Common Stock (rounded down to the nearest whole share of Parent Common Stock) equal to the product of (1) the number of shares of Company Common Stock issuable upon the exercise of the vested portion of such Company Stock Option multiplied by (2) the Net Exercise Adjustment Factor multiplied by (3) the Exchange Ratio.

          (d) The unvested portion of each Company Stock Option and all rights in respect thereof shall, in accordance with the Company Equity Incentive Plan, be cancelled and extinguished without any conversion thereof.

          (e) Each Company Warrant and all rights in respect thereof shall be cancelled and extinguished and be converted automatically into the right to receive, upon surrender of the certificate or agreement representing such Company Warrant in the manner provided in Section 2.08, the number of shares of Parent Common Stock (rounded down to the nearest whole share of Parent Common Stock) equal to the product of (1) the number of shares of Company Common Stock issuable upon exercise of such Company Warrant or upon conversion of any Company Preferred Stock issuable upon exercise of such Company

Warrant multiplied by (2) the Net Exercise Adjustment Factor multiplied by (3) the Exchange Ratio.

          (f) Each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock owned by Parent or any direct or indirect wholly owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof.

          (g) The Exchange Ratio shall be appropriately adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock), reorganization, recapitalization or other like change with respect to Company Capital Stock occurring after the date hereof and prior to the Effective Time.

          (h) No fraction of a share of Parent Common Stock shall be issued, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of such fraction multiplied by the Parent Common Stock Market Value.

          (i) Each share of common stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be cancelled and extinguished and be converted automatically into the right to receive one newly and validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. Each certificate evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

          (j) Notwithstanding the foregoing, the shares of Parent Common Stock payable to any person pursuant to any other subsection of this Section 2.06 shall be reduced by the number of shares of Parent Common Stock equal to the quotient of the Withholding Amount divided by the Parent Common Stock Market Value.

          SECTION 2.07. Dissenting Shares. (a) Notwithstanding any provision of this Agreement to the contrary, Dissenting Shares shall not be converted into or represent a right to receive shares of Parent Common Stock pursuant to
Section 2.06, but the holder thereof shall only be entitled to such rights as are granted by the General Corporation Law of the State of California.

          (b) Notwithstanding the provisions of subsection (a), if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) such holder's dissenters' rights, then, as of the later of Effective Time or the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the applicable shares of Parent Common Stock, without interest thereon, upon surrender of the certificate or certificates representing such Dissenting Shares.

          (c) The Company shall give Parent (i) prompt notice of any written demands received by the Company to require the Company to purchase shares of capital stock of the Company, withdrawals of such demands, and any other instruments served pursuant to the dissenters' rights provisions of the General Corporation Law of the State of California and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any such demands or offer to settle or settle any such demands.

          SECTION 2.08. Surrender of Securities. (a) Parent shall supply, or shall cause to be supplied, to or for the account of the Exchange Agent, in trust for the benefit of the holders of Company Securities (other than Dissenting Shares), for exchange in accordance with this Section 2.08, through the Exchange Agent, the certificates evidencing the shares of Parent Common Stock issuable pursuant to Section 2.06 and the cash payable in lieu of fractional shares, if any, in each case in exchange for outstanding Company Securities.

          (b) At or prior to the Effective Time, Parent shall make available to the Exchange Agent for exchange and payment in accordance with this Article II, through the procedures set forth in the Exchange Agent Agreement, the shares of Parent Common Stock issuable pursuant to Section 2.06 and the cash payable in lieu of fractional shares, if any, in each case in accordance with the Exchange Agent Agreement.

          (c) The Surviving Corporation shall, in accordance with the Exchange Agent Agreement, and in any event, not later than five Business Days after the Effective Time, cause to be delivered or mailed to each holder of record of securities (the "SECURITIES") which immediately prior to the Effective Time represented outstanding Company Securities whose securities were converted into the right to receive shares of Parent Common Stock pursuant to Section 2.06, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Securities or shall pass, only upon delivery of the Securities to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Securities in exchange for certificates representing shares of Parent Common Stock issuable pursuant to Section 2.06 and the cash payable in lieu of fractional shares, if any. Upon surrender of a Security for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Security shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock and payment in lieu of fractional shares, if any, which such holder has the right to receive pursuant to Section 2.06, and the Security so surrendered shall forthwith be cancelled. Until so surrendered, each outstanding Security that, prior to the Effective Time, represented Company Securities will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock into which such Company Securities shall have been so converted, the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 2.06(i).

          (d) No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Security with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Security shall surrender such Security. Subject to applicable law, following surrender of any such Security, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such shares of Parent Common Stock.

          (e) If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

          (f) Notwithstanding anything to the contrary in this Section 2.08, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of Company Securities for any amount properly paid to a public official pursuant to and in accordance with any applicable abandoned property, escheat or similar law.

          (g) Parent may, in its sole discretion, elect not to designate an Exchange Agent for purposes of acting as exchange agent hereunder in which event Parent shall perform all such actions contemplated by the provisions of this
Section 2.08 to be performed
by the Exchange Agent necessary to consummate the transactions contemplated by this Agreement.

          SECTION 2.09. No Further Ownership Rights in Company Securities. All Parent Common Stock issued in respect of Company Securities in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Company Securities, and there shall be no further registration of transfers on the records of the Surviving Corporation of Company Securities which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II.

          SECTION 2.10. Lost, Stolen or Destroyed Certificates. In the event any Security evidencing Company Securities shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock issuable pursuant to Section
2.06 and the cash payable in lieu of fractional shares, if any; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance and payment thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

          SECTION 2.11. Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Parent, the officers and directors of the Company and Parent are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

          SECTION 2.12. Tax-Free Reorganization. The parties hereto intend that the Merger qualify and be treated as a reorganization within the meaning of
Section 368(a) of the Code, and that this Agreement constitute a "plan of reorganization."

                                  ARTICLE III

                       REPRESENTATIONS AND WARRANTIES OF
                  THE COMPANY AND THE PRINCIPAL SHAREHOLDERS

          As an inducement to Parent and Merger Sub to enter into this Agreement, the Company and each Principal Shareholder hereby represents and warrants to Parent and Merger Sub, except as set forth on the Company Disclosure Schedule, as follows:

          SECTION 3.01. Organization, Authority and Qualification of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary or desirable, except where the failure to be so duly licensed or qualified and in good standing could not reasonably be expected to have a Material Adverse Effect. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby have been duly authorized and approved by all requisite action on the part of the Company. This Agreement has been duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by Parent and Merger Sub) this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

          SECTION 3.02. Capital Stock of the Company; Ownership of the Capital Stock. (a) The authorized capital stock of the Company consists of 33,000,000 shares of Company Common Stock and 15,000,000 shares of Company Preferred Stock. There is no other capital stock authorized for issuance. As of the date hereof,
(i) 15,500,000 shares of Company Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) 10,000,000 shares of Company Preferred Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, (iii) no shares of Company Preferred Stock are reserved for issuance upon exercise of Company Warrants which are issued and outstanding as of the date hereof, (iv) 3,689,283 shares of Company Common Stock are reserved for issuance upon exercise of the Company Stock Options which are issued and outstanding as of the date hereof, and (v) 10,000,000 shares of Company Common Stock are reserved for issuance upon conversion of shares of Company Preferred Stock which are issued and outstanding as of the date hereof. All unvested Company Stock Options will expire under the terms thereof at the Effective Time. None of the issued and outstanding shares of Company Capital Stock was issued in violation of any preemptive rights. Except for the Company Equity Incentive Plan, the Disney Warrant and the R&D

Associates Warrant, there are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character to which the Company or any Subsidiary is a party relating to the capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or any other interest in, the Company. Except as set forth in this Agreement, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of Common Stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other person. There are no voting trusts, shareholder agreements, proxies or other agreements or understandings in effect to which the Company or any Subsidiary is a party or of which the Company or any Subsidiary has knowledge with respect to the voting or transfer of any shares of capital stock of or any other interest in the Company.

          (b) The stock register of the Company accurately records (i) the name of each registered owner of shares of capital stock of the Company and (ii) the certificate number of each certificate evidencing shares of capital stock issued by the Company, the number of shares evidenced by each such certificate, the date of issuance thereof and, in the case of cancellation, the date of cancellation.

          (c) Section 3.02(c) of the Company Disclosure Schedule sets forth the names of all holders of Company Stock Options granted under the Company Equity Incentive Plan, the number of vested Company Stock Options held by each such holder as of the date hereof and the vesting schedule for unvested Company Stock Options held by each such holder.

          SECTION 3.03. Subsidiaries. (a) Section 3.03(a) of the Company Disclosure Schedule sets forth a true, complete and correct list of all Subsidiaries, listing for each Subsidiary its name, type of entity, the jurisdiction and date of its incorporation or organization, its authorized capital stock, partnership capital or equivalent, the number and type of its issued and outstanding shares of capital stock, partnership interests or similar ownership interests and the current ownership of such shares, partnership interests or similar ownership interests.

          (b) Other than the Subsidiaries and the ParaScript Interest, the Company does not own, beneficially or of record, any direct or indirect equity or other interest or any right (contingent or otherwise) to acquire the same in any person. Other than the Subsidiaries and the ParaScript Interest, the Company is not a member of, nor is any part of the Business conducted through, any partnership. Except as set forth in Section 3.03(b) of the Company Disclosure Schedule, the Company is not a participant in any joint venture or similar arrangement.

          (c) Each Subsidiary (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) has all necessary power and authority to own, operate or lease the properties and assets owned, operated or leased by such Subsidiary and to carry on its business as it has been and is currently conducted by such Subsidiary and (iii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary or desirable, except where the failure to be so duly licensed or qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.

          (d) All of the outstanding shares of capital stock of each Subsidiary that is a corporation are validly issued, fully paid, nonassessable and, except with respect to wholly owned Subsidiaries, free of preemptive rights and are owned by the Company, whether directly or indirectly, free and clear of all Encumbrances.

          (e) There are no options, warrants, convertible securities, or other rights, agreements, arrangements or commitments of any character to which the Company or any Subsidiary is a party relating to the capital stock of any Subsidiary or obligating the Company or any Subsidiary to issue or sell any shares of capital stock of, or any other interest in, any Subsidiary.

          (f) All actions taken by each Subsidiary have been duly authorized and no Subsidiary has taken any action that in any respect conflicts with, constitutes a default under or results in a violation of any provision of its charter or bylaws (or similar organizational documents). True, complete and correct copies of the charter and bylaws (or similar organizational documents), in each case as in effect on the date hereof, of each Subsidiary have been delivered by the Company to Parent.

          (g) Except as set forth in Section 3.03(g) of the Company Disclosure Schedule, no Subsidiary is a member of, nor is any part of its business conducted through, any partnership, nor is any Subsidiary a participant in any joint venture or similar arrangement.

          (h) There are no voting trusts, shareholder agreements, proxies or other agreements or understandings in effect to which the Company or any Subsidiary is a party or of which the Company or any Subsidiary has knowledge with respect to the voting or transfer of any shares of capital stock of or any other interests in any Subsidiary.

          (i) The stock register of each Subsidiary accurately records (i) the name of each registered owner of shares of capital stock of such Subsidiary and
(ii) the certificate number of each certificate evidencing shares of capital stock issued by such Subsidiary, the number of shares evidenced each such certificate, the date of issuance thereof and, in the case of cancellation, the date of cancellation.

          SECTION 3.04. Books and Records. The minute books of the Company and the Subsidiaries contain true, complete and correct records of all meetings of, and completely and correctly reflect all other corporate actions taken by, the shareholders, boards of directors and all committees of the boards of directors of the Company and the Subsidiaries. True, complete and correct copies of all such minute books and of the stock register (or equivalent document) of the Company and each Subsidiary have been provided by the Company to Parent.

          SECTION 3.05. No Conflict. Assuming that all consents, approvals, authorizations and other actions described in Section 3.06 have been obtained and all filings and notifications listed in Section 3.06 of the Company Disclosure Schedule have been made, the execution, delivery and performance of this Agreement by the Company do not and will not (a) violate, conflict with or result in the breach of any provision of the charter or bylaws (or similar organizational documents) of the Company or any Subsidiary, (b) conflict with or violate any Law or Governmental Order applicable to the Company, any Subsidiary or any of their respective assets, properties or businesses, including, without limitation, the Business, or (c) except as set forth in Section 3.05(c) of the Company Disclosure Schedule, conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time or both would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any shares of capital stock of the Company or on any of the assets or properties of the Company or any Subsidiary pursuant to, any note, bond, mortgage, deed of trust, indenture, contract, agreement, lease, sublease, license, sublicense, permit, franchise or other instrument or arrangement to which the Company, the Company or any Subsidiary is a party or by which any shares of capital stock of the Company or any of such assets or properties is bound or affected.

          SECTION 3.06. Governmental Consents and Approvals. The execution, delivery and performance of this Agreement by the Company do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to any Governmental Authority, except as described in Section 3.06 of the Company Disclosure Schedule.

          SECTION 3.07. Financial Information, Books and Records. (a) The Company has delivered to Parent true, complete and correct copies of the 1995 Financial Statements, the Draft 1996 Financial Statements and the Interim Financial Statements, and the Company will deliver to Parent as soon as practicable, and in any event within two Business Days, after the delivery to the Company by Coopers & Lybrand LLP of its report thereon, true, complete and correct copies of the 1996 Financial Statements. The 1995 Financial Statements, the Draft 1996 Financial Statements, the 1996 Financial Statements and the Interim Financial Statements (i) were or, upon their delivery pursuant hereto, will have been prepared in accordance with the books of account and other financial records of the

Company, (ii) present or, upon their delivery pursuant hereto, will present fairly the consolidated financial condition and results of operations of the Company and the Subsidiaries as of the dates thereof or for the periods covered thereby, (iii) have been or, upon their delivery pursuant hereto, will have been prepared in accordance with U.S. GAAP and (iv) include or, upon their delivery pursuant hereto, will include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the consolidated financial condition of the Company and the Subsidiaries and the results of the operations of the Company and the Subsidiaries as of the dates thereof or for the periods covered thereby.

          (b)  The books of account and other financial records of the Company
(i) reflect all items of income and expense and all assets and Liabilities required to be reflected therein in accordance with U.S. GAAP, (ii) are in all material respects true, complete and correct, and do not contain or reflect any material inaccuracies or discrepancies and (iii) have been maintained in accordance with good business and accounting practices.

          SECTION 3.08.  No Undisclosed Liabilities.  Except as set forth in
Section 3.08 of the Company Disclosure Schedule, there are no Liabilities of the Company or any Subsidiary, other than Liabilities adequately reflected or reserved against on the Audited Balance Sheet. To the extent required in accordance with U.S. GAAP, reserves are reflected on the Audited Balance Sheet against all Liabilities of the Company and the Subsidiaries in amounts that have been established in accordance with U.S. GAAP.

          SECTION 3.09. Receivables. Except to the extent, if any, reserved for on the Audited Balance Sheet, all Receivables reflected on the Audited Balance Sheet arose from, and the Receivables existing at the Effective Time will have arisen from, the bona fide sale of inventory or services to persons not affiliated with the Company or any Subsidiary and in the ordinary course of business consistent with past practice and, except as reserved against on the Audited Balance Sheet, constitute or will constitute, as the case may be, only valid, undisputed claims of the Company or a Subsidiary not subject to valid claims of set-off or other defenses or counterclaims other than normal cash discounts accrued in the ordinary course of business consistent with past practice. Substantially all Receivables reflected on the Audited Balance Sheet or arising from the date thereof until the Effective Time (subject to the reserve for bad debts, if any, reflected on the Audited Balance Sheet) are or will be good and have been collected or are or will be collectible, without resort to litigation or extraordinary collection activity, within 90 days of the Effective Time.

          SECTION 3.10.  [INTENTIONALLY OMITTED].

          SECTION 3.11. Conduct in the Ordinary Course; Absence of Certain Changes, Events and Conditions. Since December 31, 1996, except as set forth in
Section 3.11 of the Company Disclosure Schedule, the Business has been conducted in the ordinary course and consistent with past practice. As amplification and not limitation of the foregoing, except as set forth in Section 3.11 of the Company Disclosure Schedule, since December 31, 1996, neither the Company nor any Subsidiary has:

               (i) permitted or allowed any of its properties or assets, real, personal or mixed (including, without limitation, leasehold interests and intangible property) to be subjected to any Encumbrance, other than Permitted Encumbrances and Encumbrances that will be released at or prior to the Effective Time;

               (ii) discharged or otherwise obtained the release of any Encumbrance or paid or otherwise discharged any Liability, other than current liabilities reflected on the Audited Balance Sheet and current liabilities incurred in the ordinary course of business consistent with past practice since December 31, 1996;

               (iii) made any loan to, guaranteed any Indebtedness of or otherwise incurred any Indebtedness on behalf of any person;

               (iv) failed to pay or otherwise discharge when due any Liability thereof;

               (v) redeemed, purchased or otherwise acquired any of its capital stock or declared, set aside, made or paid any dividends or distributions (whether in cash, securities or other property) to the holders of its capital stock or otherwise, other than dividends, distributions and redemptions declared, made or paid by any Subsidiary solely to the Company;

               (vi) made any material changes in its customary methods of operations or the customary methods of operations of the Business, including, without limitation, practices and policies relating to research and development, licensing, manufacturing, purchasing, inventories, marketing, selling and pricing;

               (vii) merged with, entered into a consolidation with or acquired an interest of five percent or more in any person or acquired a substantial portion of the assets or business of any person or any division or line of business thereof, or otherwise acquired any material assets;

               (viii) made any capital expenditure or commitment for any capital expenditure in excess of US$5,000 individually or US$50,000 in the aggregate;

               (ix) issued any sales orders or otherwise agreed to make any purchases involving exchanges in value in excess of US$5,000 individually or US$50,000 in the aggregate;

               (x) sold, transferred, leased, subleased, licensed, sublicensed or otherwise disposed of any properties or assets, real, personal or mixed (including, without limitation, leasehold interests and intangible property), other than the sale of inventories in the ordinary course of business consistent with past practice;

               (xi) issued or sold any capital stock, notes, bonds or other securities, or any option, warrant or other right to acquire the same, of, or any other interest in, the Company or any Subsidiary;

               (xii) entered into any agreement, arrangement or transaction with any of its directors, officers, employees, shareholders or affiliates, or with any relative, beneficiary, spouse or affiliate of any such person;

               (xiii) (A) granted or announced any increase in the wages, salaries, compensation, bonuses, incentives, pension or other benefits payable by it to any of its employees, including, without limitation, any increase or change pursuant to any Plan or (B) established or increased or promised to increase any benefits under any Plan, in either case, except as required by Law;

               (xiv) written down or written up (or failed to write down or write up in accordance with U.S. GAAP) the value of any Receivables or revalued any of its assets;

               (xv) amended, terminated, cancelled or compromised any material claims or waived any material rights;

               (xvi) made any change in any method of accounting or accounting practice or policy, other than such changes required by U.S. GAAP and set forth in Section 3.11 of the Company Disclosure Schedule;

               (xvii) failed to maintain the Assets in accordance with good business practice and in good operating condition and repair;

               (xviii) allowed any Permit or Environmental Permit that was issued or relates to it or otherwise relates to any Asset or the Business to lapse or terminate or failed to renew any such Permit or Environmental Permit or any insurance policy that is scheduled to terminate or expire within 45 days of the Effective Time;

               (xix) incurred any Indebtedness, in excess of US$5,000 individually or US$50,000 in the aggregate;

               (xx) amended, modified or consented to the termination of any Material Contract or its rights thereunder;

               (xxi) amended or restated its charter or bylaws (or similar organizational documents);

               (xxii) terminated, discontinued, closed or disposed of any plant, facility or other business operation, or laid off any employees (other than layoffs of fewer than 10 employees in any six-month period in the ordinary course of business consistent with past practice) or implemented any early retirement, separation or program providing early retirement window benefits within the meaning of Section 1.401(a)-4 of the Regulations or announced or planned any such action or program for the future;

               (xxiii)  made any charitable contribution;

               (xxiv) disclosed any secret or confidential Intellectual Property (except by way of issuance of a patent) or permitted to lapse or go abandoned any Intellectual Property (or any registration or grant thereof or any application relating thereto) to or under which it has any right, title, interest or license;

               (xxv) made any express or deemed election or settled or compromised any liability, with respect to Taxes;

               (xxvi) suffered any damage, destruction or loss with respect to any of the Assets which in the aggregate have a replacement cost of more than US$25,000, whether or not any such damage, destruction or loss shall have been covered by insurance;

               (xxvii) suffered any Material Adverse Effect or suffered any occurrence which could reasonably be expected to have a Material Adverse Effect; or

               (xxviii) agreed, whether in writing or otherwise, to take any of the actions specified in this Section 3.11 or granted any options to purchase, rights of first refusal, rights of first offer or any other similar rights or commitments with respect to any of the actions specified in this Section 3.11, except as expressly contemplated by this Agreement.

          SECTION 3.12. Litigation. (a) Except as set forth in Section 3.12(a) of the Company Disclosure Schedule (which, with respect to each Action listed therein, sets forth (i) the parties, (ii) the nature of the proceeding, (iii) the date and method commenced, and (iv) the amount of damages or other relief sought and, if applicable, paid or granted), there are no Actions by or against the Company or any Subsidiary (or by or against the Company or any affiliate thereof and relating to the Business, the Company or any Subsidiary), or affecting any of the Assets or the Business, pending before, or, to the best knowledge of the Company after due inquiry, threatened to be brought by or before, any Governmental Authority.

          (b) None of the matters set forth in Section 3.12(a) of the Company Disclosure Schedule has had or could reasonably be expected to have a Material Adverse Effect or could reasonably be expected to affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby.

          (c) Except as set forth in Section 3.12(c) of the Company Disclosure Schedule, none of the Company or any Subsidiary or any of their respective assets or properties, including, without limitation, the Assets, is subject to any Governmental Order, nor, to the best knowledge of the Company after due inquiry, are there any such Governmental Orders threatened to be imposed by any Governmental Authority.

          SECTION 3.13. Certain Interests. (a) Except as set forth in Section 3.13(a) of the Company Disclosure Schedule, neither the Company nor any Subsidiary nor, to the knowledge of the Company, any shareholder, officer or director of the Company or any Subsidiary, any relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such shareholder, officer or director, or any affiliate of any such person:

          (i) has any direct or indirect financial interest in any competitor, material supplier or material customer of the Company or any Subsidiary, or any other person with which the Company or any Subsidiary has, or has had, during the last three years, a material business arrangement or relationship; provided, however, that the ownership of equity securities representing no more than one percent of the outstanding voting power of any competitor, supplier or customer, and which are listed on any national securities exchange or traded actively in the national over-the-counter market, shall not be deemed to be a "financial interest" so long as the person owning such securities has no other connection or relationship with such competitor, supplier or customer; or

          (ii) owns, directly or indirectly, in whole or in part, or has any other interest in any material tangible or intangible property belonging to or used, held for use or intended to be used by the Company or any Subsidiary or forming a part of or used, held for use or intended to be used in connection with, necessary for, or otherwise material to the conduct of, the business and operations of the Business.

          (b) Except as set forth in Section 3.13(b) of the Company Disclosure Schedule, no officer, director or shareholder of the Company or any Subsidiary, no relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such officer, director or shareholder, and no affiliate of any such person has outstanding any Indebtedness to the Company or any Subsidiary.

          (c) Except as set forth in Section 3.13(c) of the Company Disclosure Schedule, neither the Company nor any Subsidiary has any Liability or any other obligation of any nature whatsoever to any officer, director or shareholder of the Company or any Subsidiary, to any relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such officer, director or shareholder, or to any affiliate of any such person.

          SECTION 3.14.  Compliance with Laws.  (a)  Except as set forth in
Section 3.14(a) of the Company Disclosure Schedule, the Company and the Subsidiaries have each conducted and continue to conduct the Business in accordance with all Laws and Governmental Orders applicable to the Company or any Subsidiary or any of the Assets or the Business, including, without limitation, all Laws of all applicable jurisdictions relating to export controls and immigration, and neither the Company nor any Subsidiary is in violation of any such Law or Governmental Order. None of the Company, any Subsidiary, nor any officer, director, employee, agent or representative of the Company or any Subsidiary has furthered or supported any foreign boycott in violation of the anti-boycott laws and regulations promulgated pursuant to the Export Administration Act of 1979, as amended.

          (b) Section 3.14(b) of the Company Disclosure Schedule sets forth a brief description of each Governmental Order applicable to the Company or any Subsidiary or any of their respective assets or properties, including, without limitation, the Assets and the Business, and no such Governmental Order has had or could reasonably be expected to have a Material Adverse Effect.

          SECTION 3.15.  Environmental Matters.  (a)  Except as set forth in
Section 3.15(a)(i) of the Company Disclosure Schedule, (i) the Company and each Subsidiary is and has been in compliance with all applicable Environmental Laws;
(ii) the Company and each Subsidiary has obtained all Environmental Permits and is and has been in compliance with their requirements; (iii) there are no underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any of the Leased Real Property or, to the best knowledge of the Company after due inquiry, on any real property formerly owned, leased or occupied by the Company or any Subsidiary; (iv) to the best knowledge of the Company after due inquiry, there is no asbestos or asbestos-containing material on any of the Leased Real Property; (v) neither the Company nor any Subsidiary has released, discharged or disposed of Hazardous Materials on any of the Leased Real Property or on any real property formerly owned, leased or occupied by the Company or the Subsidiaries and, to the best knowledge of the Company after due inquiry, none of such property is contaminated with any Hazardous Materials; (vi) neither the Company nor any Subsidiary is undertaking, or has completed, any investigation or assessment or remedial or response action relating to any such release, discharge or disposal of or contamination with Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and (vii) there are no past, pending or written threats of Environmental Claims against the Company or any Subsidiary or any of their property, and, to the best knowledge of the Company after due inquiry, there are no circumstances that can reasonably be expected to form the basis of any such Environmental Claim, including, without limitation with respect to any off-site disposal location presently or formerly used by the Company or any Subsidiary or any of their predecessors.

          (b) The Company has provided Parent with copies of any environmental reports, studies or analyses in its possession or under its control relating to the Leased Real Property or the operations of the Company and the Subsidiaries.

          SECTION 3.16. Material Contracts. (a) Section 3.16(a) of the Company Disclosure Schedule contains a true, complete and correct list of each of the following contracts, agreements and commitments (including, without limitation, oral and informal arrangements to the extent the same are material to the Business) to which the Company or any the Subsidiary is a party or which form a part of or are used, held for use or intended to be used in connection with, necessary for, or otherwise material to the conduct of, the business and operations of the Business (such contracts and agreements, together with all contracts, agreements, leases and subleases concerning the management or operation of any Leased Real Property (including, without limitation, brokerage contracts) listed in Section 3.18(a) or 3.18(b) of the Company Disclosure Schedule, and all agreements relating to Intellectual Property set forth in
Section 3.17(a) of the Company Disclosure Schedule, the "MATERIAL CONTRACTS"):

          (i) each contract, agreement, invoice, purchase order and other arrangement for the purchase of inventory, spare parts, other materials or personal property with any supplier or for the furnishing of services to the Company, any Subsidiary or otherwise related to the Business under the terms of which the Company or any Subsidiary could reasonably be expected to pay or otherwise give consideration of more than US$25,000 in the aggregate during the calendar year ending December 31, 1997 or over the remaining term of such contract, and which cannot be cancelled by the Company or such Subsidiary without penalty or further payment and without more than 30 days' notice;

          (ii) each contract, agreement, invoice, sales order and other arrangement for the sale of inventory or other personal property or for the furnishing of services by the Company or any Subsidiary or otherwise related to the Business under the terms of which the Company or any Subsidiary could reasonably be expected to receive consideration of more than US$25,000 in the aggregate during the calendar year ending December 31, 1997 or over the remaining term of the contract, and which cannot be cancelled by the Company or such Subsidiary without penalty or further payment and without more than 30 days' notice;

          (iii) each broker, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing consulting and advertising contract, agreement or commitment;

          (iv) each contract, agreement or commitment with any present or former employee, independent contractor or consultant;

          (v) each contract, agreement or commitment relating to Indebtedness of the Company or any Subsidiary;

          (vi) each contract, agreement or commitment with any Governmental Authority;

          (vii) each contract, agreement or commitment limiting or purporting to limit the ability of the Company, any Subsidiary, the Business or any successor thereto to compete in any line of business or with any person or in any geographic area or during any period of time;

          (viii) each contract, agreement or commitment between or among the Company or any Subsidiary and the Company or any affiliate of the Company;

          (ix) each contract, agreement or commitment providing for benefits under any Plan;

          (x) each contract, agreement or commitment under which the Company has obtained or will obtain title to any Intellectual Property from a party other than an employee or consultant of the Company or any Subsidiary;

          (xi) each contract, agreement or commitment that materially limits or restricts, or could reasonably be expected to materially limit and restrict, the ability of the Company or any Subsidiary or, immediately after the Effective Time, Parent or any subsidiary thereof, to use, modify, display, reproduce, distribute, license, sell or provide the Company's or any Subsidiaries' products or services; and

          (xii) each contract, agreement or commitment, whether or not made in the ordinary course of business, which is material to the Company, any Subsidiary or the conduct of the Business or the absence of which could reasonably be expected to have a Material Adverse Effect.

          For purposes of this Section 3.16 and Sections 3.17, 3.18 and 3.19, the term "LEASE" shall include any and all leases, subleases, sale/leaseback agreements or similar arrangements.

          (b) Except as set forth in Section 3.16(b) of the Company Disclosure Schedule, each Material Contract (i) is legal, valid and binding on the Company or Subsidiary party thereto and is in full force and effect, (ii) to the best knowledge of the Company, is legal, valid and binding on the counterparty to such Material Contract and (iii) upon consummation of the transactions contemplated by this Agreement, except to the extent that any consents set forth in Sections 3.05 and 3.06 of the Company Disclosure Schedule are not obtained, shall continue in full force and effect without penalty or other adverse consequence. Neither the Company nor any Subsidiary is in breach of, or default under, any Material Contract.

          (c) Except as set forth in Section 3.16(c) of the Company Disclosure Schedule, no other party to any Material Contract is in breach thereof or default thereunder.

          (d) Except as set forth in Section 3.16(d) of the Company Disclosure Schedule, there is no contract, agreement or other arrangement granting any person any preferential right to purchase any of the properties or assets of the Company or any Subsidiary.

          SECTION 3.17. Intellectual Property. (a) Section 3.17(a)(i) of the Company Disclosure Schedule contains a true, complete and correct list and a brief description, including a complete identification of each patent and patent application and each registration or application for registration thereof, and a description of any license or sublicense thereof, of all Owned Intellectual Property and Section 3.17(a)(ii) of the Company Disclosure Schedule contains a true, complete and correct list and a brief description, including a description of any license or sublicense thereof, of all Licensed Intellectual Property. Except as otherwise described in Section 3.17(a)(i) of the Company Disclosure Schedule, in each case where a registration or patent or application for registration or patent listed in Section 3.17(a)(i) of the Company Disclosure
Schedule is held by assignment, the assignment has been duly recorded with the state or national trademark office from which the original registration issued or before which the application for registration is pending. Except as set forth in Section 3.17(a)(iii) of the Company Disclosure Schedule, the rights of the Company or any Subsidiary, as the case may be, in or to such Owned Intellectual Property or Licensed Intellectual Property do not conflict with or infringe on the rights of any other person, and neither the Company nor any Subsidiary has received any claim or written notice from any person, to such effect.

          (b) Except as set forth in Section 3.17(b)(i) of the Company Disclosure Schedule all of the Owned Intellectual Property is owned by the Company free and clear of any Encumbrance and neither the Company nor any Subsidiary has granted any license, sublicense or other right to any other person with respect to the Owned Intellectual Property or the Licensed Intellectual Property. Except as set forth in Section 3.17(b) (ii) of the Company Disclosure Schedule, no Actions have been made or asserted or are pending, nor, to the best knowledge of the Company after due inquiry, has any such Action been threatened, against the Company or any Subsidiary either (A) based upon or challenging or seeking to deny or restrict the use by the Company or any Subsidiary of any of the Owned Intellectual Property or (B) alleging that any services provided, or products manufactured or sold by the Company or any Subsidiary are being provided, manufactured or sold in violation of any patents or trademarks, or any other rights of any person. To the best knowledge of the Company after due inquiry, no person is using any Intellectual Property that are confusingly similar to the Owned Intellectual Property or that infringe upon the Owned Intellectual Property or upon the rights of the Company or any Subsidiary therein. The consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any of the Owned Intellectual Property.

          (c) With respect to all Licensed Intellectual Property and Owned Intellectual Property, the registered user provisions of all nations requiring such registrations have been complied with.

          (d) The Company has, or has caused to be, delivered to Parent and Merger Sub true, complete and correct copies of all of the licenses and sublicenses for Licensed Intellectual Property listed in Section 3.17(a)(ii) of the Company Disclosure Schedule and any and all ancillary documents pertaining thereto (including, without limitation, all amendments, consents and evidence of commencement dates and expiration dates). With respect to each of such licenses and sublicenses:

               (i) such license or sublicense, together with all ancillary documents delivered pursuant to the first sentence of this Section 3.17(d), is legal, valid, binding and enforceable and in full force and effect and represents the entire agreement between the respective licensor and licensee with respect to the subject matter of such license or sublicense;

               (ii) except as otherwise set forth in Section 3.17(d)(ii) of the Company Disclosure Schedule, such license or sublicense will not cease to be legal, valid binding and enforceable and in full force and effect on terms identical to those currently in effect as a result of the consummation of the transactions contemplated by this Agreement, nor will the consummation of the transactions contemplated by this Agreement constitute a breach or default under such license or sublicense or otherwise give the licensor or sublicensor a right to terminate such license or sublicense;

               (iii) except as set forth in Section 3.17(d)(iii) of the Company Disclosure Schedule, with respect to each such license or sublicense (A) neither the Company nor any Subsidiary has received any notice of termination or cancellation under such license or sublicense and no licensor or sublicensor has any right of termination or cancellation under such license or sublicense except in connection with the default of the Company or any Subsidiary thereunder, (B) neither the Company nor any Subsidiary has received any notice of a breach or default under such license or sublicense, which breach or default has not been cured, and (C) neither the Company nor any Subsidiary has granted to any other person any rights, adverse or otherwise, under such license or sublicense;

               (iv) none of the Company, any Subsidiary nor, to the best knowledge of the Company after due inquiry, any other party to such license or sublicense is in breach or default in any material respect, and, to the best knowledge of the Company after due inquiry, no event has occurred that, with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration under such license or sublicense;

               (v) no Actions have been made or asserted or are pending, nor, to the best knowledge of the Company after due inquiry, has any such Action been threatened, against the Company or any Subsidiary either (A) based upon or challenging or seeking to deny or restrict the use by the Company or any Subsidiary of any of the Licensed Intellectual Property or (B) alleging that any Licensed Intellectual Property is being licensed, sublicensed or used in violation of any patents or trademarks, or any other rights of any person; and

               (vi) to the best knowledge of the Company after due inquiry, no person is using any patents, copyrights, trademarks, service marks, trade names, trade secrets or similar property that are confusingly similar to the Licensed Intellectual Property or that infringe upon the Licensed Intellectual Property or upon the rights of the Company or any Subsidiary therein.

          (e) Except as set forth in Section 3.17(e) of the Company Disclosure Schedule, the Company is not aware of any reason that could reasonably be expected to prevent any pending applications to register trademarks, service marks or copyrights or any pending patent applications from being granted.

          (f) The Intellectual Property listed in Sections 3.17(a)(i) and (ii) of the Company Disclosure Schedule constitutes all of the Intellectual Property belonging to or used, held for use or intended to be used by the Company or any Subsidiary or forming a part of or used, held for use or intended to be used in connection with, necessary for, or otherwise material to the conduct of, the business and operations of the Business, all such

Intellectual Property is held by the Company free and clear of all Encumbrances and there are no other items of Intellectual Property that are material to the Company, any Subsidiary or the Business.

          (g) The Company and its Subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of its trade secrets and other confidential Intellectual Property, and, to the Company's knowledge, there have been no acts or omissions by the Company or its Subsidiaries, the result of which would be to compromise the rights of the Company or its Subsidiaries to apply for or enforce appropriate legal protection of such Intellectual Property.

          (h) Substantially all of the Company's and its Subsidiaries' employees and agents and independent contractors retained by the Company or any of its Subsidiaries and each of the Company's and its Subsidiaries' officers and directors has entered into a written agreement with the Company or any of its Subsidiaries (i) providing that all of the Company's and its Subsidiaries' Intellectual Property is confidential and proprietary to the Company and its Subsidiaries, and (ii) obligating to the fullest extent allowed by law the disclosure and transfer to the Company, in consideration for no more than normal salary and continued employment or consultant fees, as the case may be, of all inventions, developments and work product which during the period of his or her employment or consultancy with the Company or any of its Subsidiaries, as the case may be, such employee, officer, director or independent contractor made or makes that related or relate to any subject matter with which such employee's, officer's, director's or independent contractor's work for the Company or any of its Subsidiaries was concerned, or, in the case of employees, officers, agents and directors, are made during such person's period of employment (or contractual relationship) or in connection therewith. No former employees, officers, directors or independent contractors of the Company or any of its Subsidiaries have asserted to the Company any claim to, or, to the Company's knowledge, have any, valid claim or valid right to, any of the Company's or any of its Subsidiaries' Intellectual Property used in or necessary for the conduct of the Company's or its Subsidiaries' business as now conducted. To the Company's knowledge, no employee, officer, agent or director of the Company or any of its Subsidiaries is a party to or otherwise bound by any agreement with or obligated to any other Person (including, any former employer) which conflicts with any obligation or commitment of such employee to the Company or any of its Subsidiaries under any agreement to which he or she is a party or otherwise.

          (i) Section 3.17(i) of the Company Disclosure Schedule identifies each person to whom the Company or any of its Subsidiaries has sold or otherwise transferred any interest or rights to any Intellectual Property (other than end user licenses for computer software and related documentation transferred in the ordinary course of business) or purchased rights in any Intellectual Property, and the date, if applicable, of each such sale, transfer or purchase.

          (j) The Company and each Subsidiary have taken reasonable steps in accordance with normal industry practice to preserve and maintain reasonably complete notes and records (including, without limitation, drawings, flow-charts and prototypes) relating to its know-how, inventions, processes, procedures, drawings, specifications, designs, plans, written proposals, technical data, works of authorship and other proprietary technical information, sufficient to cause such proprietary information to be readily identified, understood and available.

          (k) No Actions have been made or asserted or are pending, nor, to the best knowledge of the Company after due inquiry, has any such Action been threatened, against the Company or any Subsidiary either based upon or challenging or seeking to deny or restrict the transfer by the Company or any Subsidiary of any of the Owned Intellectual Property or the Licensed Intellectual Property.

          SECTION 3.18. Real Property. (a) Neither the Company nor any Subsidiary owns or has owned any real property.

          (b) Section 3.18(b) of the Company Disclosure Schedule contains a true, complete and correct list of (i) the street address of each parcel of Leased Real Property, (ii) the identity of the lessor, lessee and current occupant (if different from lessee) of each such parcel of Leased Real Property,
(iii) the term (referencing applicable renewal periods) and rental payment terms of the leases (and any subleases) pertaining to each such parcel of Leased Real Property and (iv) the current use of each such parcel of Leased Real Property.

          (c) Except as described in Section 3.18(c) of the Company Disclosure Schedule, to the knowledge of the Company, there is no material violation of any Law (including, without limitation, any building, planning or zoning Law) relating to any of the Leased Real Property. The Company has made available to Parent true, complete and correct copies of each lease for each parcel of Leased Real Property and all of the title insurance policies, title reports, surveys, certificates of occupancy, environmental reports and audits, appraisals, permits, other title documents and other documents relating to or otherwise affecting the Leased Real Property, the operations of the Company or any Subsidiary thereon or any other uses thereof. Either the Company or a Subsidiary, as the case may be, is in peaceful and undisturbed possession of each parcel of Leased Real Property and, to the knowledge of the Company, there are no contractual or legal restrictions that preclude or restrict the ability to use the premises for the purposes for which they are currently being used. All existing water, sewer, steam, gas, electricity, telephone and other utilities required for the construction, use, occupancy, operation and maintenance of the Leased Real Property are adequate for the conduct of the Business as it has been and currently is conducted. To the knowledge of the Company, there are no material latent defects or material adverse physical conditions affecting the Leased Real Property or any of the facilities, buildings, structures, erections, improvements, fixtures, fixed assets and personalty of a permanent nature annexed, affixed or attached to, located on or forming part of the Leased Real Property. Except as set forth in Section 3.18(c) of the Company Disclosure Schedule, neither the Company nor any Subsidiary has subleased any parcel or any portion of any parcel of Leased Real Property to any other person, nor has the Company or any Subsidiary assigned its interest under any lease or sublease listed in Section 3.18(b) of the Company Disclosure Schedule to any third party.

          (d) The Company has, or has caused to be, delivered to Parent true, complete and correct copies of all leases and subleases listed in Section 3.18(b) of the Company Disclosure Schedule and any and all ancillary documents pertaining thereto (including, without limitation, all amendments, consents for alterations and documents recording variations and evidence of commencement dates and expiration dates). With respect to each of such leases and subleases:

               (i) such lease or sublease, together with all ancillary documents delivered pursuant to the first sentence of this Section 3.18(d), is legal, valid, binding and enforceable on the Company and, to the Company's knowledge, on the other party thereto and in full force and effect and represents the entire agreement between the respective landlord and tenant with respect to such property;

               (ii) except as otherwise set forth in Section 3.18(d)(ii) of the Company Disclosure Schedule, such lease or sublease will not cease to be legal, valid, binding and enforceable and in full force and effect on terms identical to those currently in effect as a result of the consummation of the transactions contemplated by this Agreement, nor will the consummation of the transactions contemplated by this Agreement constitute a breach or default under such lease or sublease or otherwise give the landlord a right to terminate such lease or sublease;

               (iii) except as set forth in Section 3.18(d)(iii) of the Company Disclosure Schedule, with respect to each such lease or sublease (A) neither the Company nor any Subsidiary has received any notice of termination or cancellation under such lease or sublease and no lessor has any right of termination or cancellation under such lease or sublease except in connection with the default of the Company or any Subsidiary thereunder, (B) neither the Company nor any Subsidiary has received any notice of a breach or default under such lease or sublease, which breach or default has not been cured, and (C) neither the Company nor any Subsidiary has granted to any other person any rights, adverse or otherwise, under such lease or sublease; and

               (iv) none of the Company, any Subsidiary nor any other party to such lease or sublease, is in breach or default in any material respect, and no event has occurred that, with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration under such lease or sublease.

          (e) To the knowledge of the Company, there are no condemnation proceedings or eminent domain proceedings of any kind pending or, to the knowledge of the Company, threatened against the Leased Real Property.

          (f) To the knowledge of the Company, all of the Leased Real Property is occupied under a valid and current certificate of occupancy or similar permit, the transactions contemplated by this Agreement will not require the issuance of any new or amended certificate of occupancy and there are no facts that could reasonably be expected to prevent the Leased Real Property from being occupied by the Company or any Subsidiary, as the case may be, after the Effective Time in the same manner as occupied by the Company or such Subsidiary immediately prior to the Effective Time.

          (g) To the knowledge of the Company, all improvements on the Leased Real Property constructed by or on behalf of the Company or any Subsidiary or, to the knowledge of the Company, constructed by or on behalf of any other person, were constructed in compliance with all applicable Laws (including, without limitation, any building, planning or zoning Laws) affecting such Leased Real Property.

          (h) To the knowledge of the Company, no improvements on the Leased Real Property and none of the current uses and conditions thereof violate any applicable deed restrictions or other applicable covenants, restrictions, agreements, existing site plan approvals, zoning or subdivision regulations or urban redevelopment plans as modified by any duly issued variances, and no permits, licenses or certificates pertaining to the ownership or operation of all improvements on the Leased Real Property, other than those which are transferable with the Leased Real Property, are required by any Governmental Authority having jurisdiction over the Leased Real Property.

          (i) To the knowledge of the Company, all improvements on any Leased Real Property are wholly within the lot limits of such Leased Real Property and do not encroach on any adjoining premises, and there are no encroachments on any Leased Real Property by any improvements located on any adjoining premises.

          (j)  To the knowledge of the Company, except as otherwise set forth in
Section 3.18(j) of the Company Disclosure Schedule, there have been no improvements of a value in excess of US$10,000 in the aggregate made to or construction on any Leased Real Property within the applicable period for the filing of mechanics' liens.

          (k) The rental set forth in each lease or sublease of the Leased Real Property is the actual rental being paid, and there are no separate agreements or understandings with respect to the same.

          (l) Either the Company or a Subsidiary, as the case may be, has the full right to exercise any renewal options contained in the leases and subleases pertaining to the Leased Real Property on the terms and conditions contained therein and upon due exercise would be entitled to enjoy the use of each Leased Real Property for the full term of such renewal options.

          SECTION 3.19. Tangible Personal Property. (a) Section 3.19(a) of the Company Disclosure Schedule contains a true, complete and correct list of each item or distinct group of Tangible Personal Property.

          (b) The Company has, or has caused to be, delivered to Parent and Merger Sub true, complete and correct copies of all leases and subleases for Leased Tangible Personal Property and any and all material ancillary documents pertaining thereto (including, without limitation, all amendments, consents and evidence of commencement dates and expiration dates). With respect to each of such leases and subleases:

          (i) such lease or sublease, together with all ancillary documents delivered pursuant to the first sentence of this Section 3.19(b), is legal, valid, binding and enforceable and in full force and effect and represents the entire agreement between the respective lessor and lessee with respect to such property;

          (ii) except as set forth in Section 3.19(b)(ii) of the Company Disclosure Schedule, such lease or sublease will not cease to be legal, valid, binding and enforceable and in full force and effect on terms identical to those currently in effect as a result of the consummation of the transactions contemplated by this Agreement, nor will the consummation of the transactions contemplated by this Agreement constitute a breach or default under such lease or sublease or otherwise give the lessor a right to terminate such lease or sublease;

          (iii) except as set forth in Section 3.19(b)(iii) of the Company Disclosure Schedule, with respect to each such lease or sublease (A) neither the Company nor any Subsidiary has received any notice of termination or cancellation under such lease or sublease and no lessor has any right of termination or cancellation under such lease or sublease except in connection with the default of the Company or any Subsidiary thereunder, (B) neither the Company nor any Subsidiary has received any notice of a breach or default under such lease or sublease, which breach or default has not been cured, and (C) neither the Company nor any Subsidiary has granted to any other person any rights, adverse or otherwise, under such lease or sublease; and

          (iv) none of the Company, any Subsidiary nor, to the best knowledge of the Company after due inquiry, any other party to such lease or sublease, is in breach or default in any material respect, and, to the best knowledge of the Company after due inquiry, no event has occurred that, with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration under such lease or sublease.

          (c) Either the Company or a Subsidiary, as the case may be, has the full right to exercise any renewal options contained in the leases and subleases pertaining to the Leased Tangible Personal Property on the terms and conditions contained therein and upon due exercise would be entitled to enjoy the use of each item of Leased Tangible Personal Property for the full term of such renewal options.

          SECTION 3.20. Assets. (a) Except as set forth in Section 3.20(a) of the Company Disclosure Schedule, either the Company or a Subsidiary, as the case may be, owns, leases or has the legal right to use all of the properties and assets, including, without limitation, the Owned Intellectual Property, the Licensed Intellectual Property, the Leased Real Property and the Tangible Personal Property, forming a part of or used, held for use or intended to be used in connection with, necessary for, or otherwise material to the conduct of, the business and operations of the Business or otherwise belonging to or used, held for use or intended to be used by the Company or any Subsidiary and, with respect to contract rights, is a party to and enjoys the right to the benefits of all contracts, agreements and other arrangements belonging to or used, held for use or intended to be used by the Company or any Subsidiary or forming a part of or used, held for use or intended to be used in connection with, necessary for, or otherwise material to the conduct of, the business and operations of the Business (all such properties, assets and rights being the "ASSETS"). Either the Company or a Subsidiary, as the case may be, has good and marketable title to, or, in the case of leased or subleased Assets, valid and subsisting leasehold interests in, all of the Assets, free and clear of all Encumbrances, except (i) as set forth in Section 3.17, 3.18(a), 3.18(b), 3.19 or 3.20(a) of the Company Disclosure Schedule and (ii) Permitted Encumbrances.

          (b) The Assets constitute all of the properties, assets and rights forming a part of or used, held for use or intended to be used in connection with, necessary for, or otherwise material to the conduct of, the business and operations of the Business. At all times since December 31, 1996, the Company has caused the Assets to be maintained in accordance with good business practice, and all of the Assets are in good operating condition and repair and are suitable for the purposes for which they are used and intended.

          (c) Following the consummation of the transactions contemplated by this Agreement, either the Company or a Subsidiary, as the case may be, will continue to own, with good and marketable title, or lease, under valid and subsisting leases, or otherwise retain its respective interest in the Assets, free and clear of any and all Encumbrances, other than Permitted Encumbrances, and without incurring any penalty or other adverse consequence, including, without limitation, any increase in rentals, royalties, or license or other fees imposed as a result of, or arising from, the consummation of the transactions contemplated by this Agreement. Immediately after the Effective Time, either the Company or a Subsidiary, as the case may be, shall own and possess all documents, books, records, agreements and financial data of any sort belonging to or used, held for use or intended to be used by the Company or such Subsidiary or forming a part of or used, held for use or intended to be used in connection with, necessary for, or otherwise material to the conduct of, the business and operations of the Business.

          SECTION 3.21. Customers. Section 3.21 of the Company Disclosure Schedule contains a true, complete and correct list of the names and addresses of each of the 20 most significant customers (by revenue) of the Company and the Subsidiaries for the 12-month period ended December 31, 1996 and the amount for which each such customer was invoiced during such period. Except as set forth in Section 3.21 of the Company Disclosure Schedule, neither the Company nor any Subsidiary has received any notice or has any reason to believe that any significant customer of the Company or any Subsidiary has ceased, or will cease, to use the products, equipment, goods or services of the Company or any Subsidiary, or has substantially reduced, or will substantially reduce, the use of such products, equipment, goods or services at any time.

          SECTION 3.22. Employee Benefit Matters. (a) Plans and Material Documents. Section 3.22(a) of the Company Disclosure Schedule contains a true, complete and correct list of each Plan. Each Plan is in writing and the Company has furnished Parent and Merger Sub with a true, complete and correct copy of each Plan and a true, complete and correct copy of each material document prepared in connection with each such Plan including, without limitation, (i) a copy of each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the most recently filed IRS Form 5500, (iv) the most recently received IRS determination letter for each such Plan, and (v) the most recently prepared actuarial report and financial statement in connection with each such Plan. Except as set forth in Section 3.22(a) of the Company Disclosure Schedule, there are no other employee benefit plans, programs, arrangements or agreements, whether formal or informal, whether in writing or not, to which the Company or any Subsidiary is a party, with respect to which the Company or any Subsidiary has any obligation or which are maintained, contributed to or sponsored by the Company or any Subsidiary for the benefit of any current or former employee, officer or director of the Company or any Subsidiary. Neither the Company nor any Subsidiary has any express or implied commitment, whether legally enforceable or not, (i) to create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (ii) to enter into any contract or agreement to provide compensation or benefits to any individual or

(iii) to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

          (b) Absence of Certain Types of Plans. None of the Plans is a Multiemployer Plan or a Multiple Employer Plan. None of the Plans provides for the payment of separation, severance, termination or similar-type benefits to any person or obligates the Company or any Subsidiary to pay separation, severance, termination or similar-type benefits solely as a result of any transaction contemplated by this Agreement or as a result of a "change in control," within the meaning of such term under Section 280G of the Code. None of the Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Company or any Subsidiary. Except as set forth in Section 3.22(b) of the Company Disclosure Schedule, each of the Plans is subject only to the laws of the United States or a political subdivision thereof. No Plan is or has been subject to Title IV of ERISA.

          (c) Compliance with Applicable Law. Each Plan is now and always has been operated in all material respects in accordance with the requirements of all applicable Laws, including, without limitation, ERISA and the Code, and all persons who participate in the operation of such Plans and all Plan "fiduciaries" (within the meaning of Section 3(21) of ERISA) have always acted substantially in accordance with the provisions of all applicable Laws, including, without limitation, ERISA and the Code. Each of the Company and each Subsidiary has performed all obligations required to be performed by it under, is not in any respect in default under or in violation of, and has no knowledge of any default or violation by any party to, any Plan. No Action is pending or threatened with respect to any Plan (other than claims for benefits in the ordinary course) and, to the best knowledge of the Company after due inquiry, no fact or event exists that could give rise to any such Action.

          (d) Qualification of Certain Plans. Each Plan which is intended to be qualified under Section 401(a) or 401(k) of the Code has received a favorable determination letter from the IRS that it is so qualified and each trust established in connection with any Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and no fact or event has occurred since the date of such determination letter from the IRS to adversely affect the qualified status of any such Plan or the exempt status of any such trust. Each trust maintained or contributed to by the Company or any Subsidiary which is intended to be qualified as a voluntary employees' beneficiary association and which is intended to be exempt from federal income taxation under Section 501(c)(9) of the Code has received a favorable determination letter from the IRS that it is so qualified and so exempt, and no fact or event has occurred since the date of such determination by the IRS to adversely affect such qualified or exempt status.

          (e) Absence of Certain Liabilities and Events. There has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan. Neither the Company nor any Subsidiary has incurred any liability for any penalty or excise tax arising under Section 4971, 4972, 4980, 4980B or 6652 of the Code or any material liability under Section 502 of ERISA, and, to the best knowledge of the Company after due inquiry, no fact or event exists which could give rise to any such material liability.

          (f) Plan Contributions and Funding. All contributions, premiums or payments required to be made with respect to any Plan have been made on or before their due dates. All such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any Governmental Authority and, to the best knowledge of the Company after due inquiry, no fact or event exists which could give rise to any such challenge or disallowance.

          (g) Certain Employee-Benefits Assets. Each of the guaranteed investment contracts and other funding contracts with any insurance company that are held by any of the Plans and any annuity contracts purchased by (i) any of the Plans or (ii) any pension benefit plans (as defined in Section 3(2) of ERISA) that provided benefits to any current or former employees of the Company or any Subsidiary was issued by an insurance company which received the highest rating from each of Duff & Phelps Credit Rating Co., Standard & Poor's Insurance Rating Services, A.M. Best Company and Moody's Investors Service, as of the date such contract was issued, the date hereof and the Effective Time.

          (h) Americans With Disabilities Act. Except as set forth in Section 3.22(h) of the Company Disclosure Schedule, each of the Company and each Subsidiary is in compliance with the requirements of the Americans with Disabilities Act.

          (i) Foreign Benefit Plans. In addition to the foregoing, and except as set forth in Section 3.22(i) of the Company Disclosure Schedule, (i) all employer and employee contributions to each Foreign Benefit Plan required by law or by the terms of such Foreign Benefit Plan have been made, or, if applicable, accrued in accordance with normal accounting practices and a pro rata contribution for the period from the date hereof to and including the Effective Time has been made or accrued in accordance with normal accounting principles and applicable Laws; and (ii) each Foreign Benefit Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities, and is now, and since December 31, 1993 has been, administered in accordance with its terms and in full compliance with all applicable Laws.

          SECTION 3.23. Labor Matters. Except as set forth in Section 3.23 of the Company Disclosure Schedule, (a) neither the Company nor any Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any Subsidiary and currently there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit which could affect the Company or any Subsidiary; (b) there are no controversies, strikes, slowdowns or work stoppages pending or, to the best knowledge of the Company after due inquiry, threatened between the Company or any Subsidiary and any of their respective employees, and neither the Company nor any Subsidiary has experienced any such controversy, strike, slowdown or work stoppage within the past three years; (c) neither the Company nor any Subsidiary has breached or otherwise failed to comply with the provisions of any collective bargaining or union contract and there are no grievances outstanding against the Company or any Subsidiary under any such agreement or contract that could reasonably be expected to have a Material Adverse Effect; (d) there are no unfair labor practice complaints pending against the Company or any Subsidiary before the National Labor Relations Board or any other Governmental Authority or any current union representation questions involving employees of the Company or any Subsidiary that could reasonably be expected to have a Material Adverse Effect; (e) each of the Company and each Subsidiary is currently in compliance with all applicable Laws relating to the employment of labor, including those related to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate Governmental Authority and has withheld and paid to the appropriate Governmental Authority or is holding for payment not yet due to such Governmental Authority all amounts required to be withheld from employees of the Company or any Subsidiary and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing;
(f) each of the Company and each Subsidiary has paid in full to all of their respective employees or adequately accrued for in accordance with U.S. GAAP all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees; (g) there is no claim with respect to payment of wages, salary or overtime pay that has been asserted or is now pending or threatened before any Governmental Authority with respect to any persons currently or formerly employed by the Company or any Subsidiary; (h) neither the Company nor any Subsidiary is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices; (i) there is no charge or proceeding with respect to a violation of any occupational safety or health standards that has been asserted or is now pending or threatened with respect to the Company or any Subsidiary; and (j) there is no charge of discrimination in employment or employment practices, for any reason, including, without limitation, age, gender, race, religion or other legally protected category, which has been asserted or is now pending or threatened before the United States Equal Employment Opportunity Commission, or any other Governmental Authority in any jurisdiction in which the Company or any Subsidiary has employed or currently employs any person.

          SECTION 3.24. Key Employees. (a) Section 3.24(a) of the Company Disclosure Schedule contains a true, complete and correct list of the name, the place of employment, the current annual salary rates, bonuses, deferred or contingent compensation, pension, accrued vacation, "golden parachute" and other like benefits paid or payable (in cash or otherwise) in 1996 and 1997, the date of employment and a description of the position and job function of each current salaried employee, officer, director, consultant or agent of the Company or any Subsidiary employed in the United States of America whose annual compensation exceeded (or, in 1997, is expected to exceed) US$75,000.

          (b) Section 3.24(b) of the Company Disclosure Schedule contains a true, complete and correct list of the name, the place of employment, the current annual salary rates, bonuses, deferred or contingent compensation paid or payable (in cash or otherwise) in 1994, 1995, 1996 and 1997, the date of employment and a description of the position and job function of each salaried employee or independent contractor of the Company or any Subsidiary employed in Russia during such period.

          SECTION 3.25. Taxes. (a) Except as set forth with reasonable specificity in Section 3.25(a) of the Company Disclosure Schedule, (i) All returns and reports in respect of Taxes required to be filed with respect to the Company and each Subsidiary (including the consolidated federal income tax return of the Company and any state Tax return that includes the Company or any Subsidiary on a consolidated or combined basis) have been timely filed; (ii) all Taxes required to be shown on such returns and reports or otherwise due have been timely paid; (iii) all such returns and reports (insofar as they relate to the activities or income of the Company or any Subsidiary) are true, complete and correct in all material respects; (iv) no adjustment relating to such returns has been proposed formally or informally by any Tax authority (insofar as either relates to the activities or income of the Company or any Subsidiary or could result in liability of the Company or any Subsidiary on the basis of joint and/or several liability); (v) there are no pending or, to the best knowledge of the Company after due inquiry, threatened actions or proceedings for the assessment or collection of Taxes against the Company or any Subsidiary or (insofar as either relates to the activities or income of the Company or any Subsidiary or could result in liability of the Company or any Subsidiary on the basis of joint and/or several liability) any corporation that was included in the filing of a return with the Company on a consolidated or combined basis;
(vi) no consent under Section 341(f) of the Code has been filed with respect to the Company or any Subsidiary; (vii) there are no Tax liens on any assets of the Company or any Subsidiary; (viii) neither the Company nor any Subsidiary or affiliate of the Company is a party to any agreement or arrangement that could reasonably be expected to result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code; (ix) no acceleration of the vesting schedule for any property that is substantially unvested within the meaning of the regulations under Section 83 of the Code will occur in connection with the transactions contemplated by this Agreement; (x) the Company and each Subsidiary has not been a member of the affiliated group (within the meaning of Section 1504(a)(1) of the Code); (xi) neither the Company nor any Subsidiary has been at any time a member of any partnership or joint venture or the holder of a beneficial interest in any trust for any period for which the statute of limitations for any Tax has not expired; (xii) neither the Company nor any Subsidiary has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; and (xiii) neither the Company nor any Subsidiary is subject to any accumulated earnings tax penalty or personal holding company tax.

          (b) Except as set forth with reasonable specificity in Section 3.25(b) of the Company Disclosure Schedule, (i) there are no outstanding waivers or agreements extending the statute of limitations for any period with respect to any Tax to which the Company or any Subsidiary may be subject; (ii) neither the Company nor any Subsidiary (A) has or is projected to have an amount includible in its income for the current taxable year under Section 951 of the Code, (B) has been a passive foreign investment company within the meaning of
Section 1296 of the Code, (C) has an unrecaptured overall foreign loss within the meaning of Section 904(f) of the Code or (D) has participated in or cooperated with an international boycott within the meaning of Section 999 of the Code; (iii) neither the Company nor any Subsidiary has any (A) income reportable for a period ending after the Effective Time but attributable to a transaction (e.g., an installment sale) occurring in or a change in accounting method made for a period ending on or prior to the Effective Time which resulted in a deferred reporting of income from such transaction or from such change in accounting method (other than a deferred intercompany transaction), or (B) deferred gain or loss arising out of any deferred intercompany transaction; (iv) there are no requests for information currently outstanding that could affect the Taxes of the Company or any Subsidiary; (v) there are no proposed reassessments of any property owned by the Company or any Subsidiary; (vi) neither the Company nor any Subsidiary is obligated under any agreement with respect to industrial development bonds or similar obligations, with respect to which the excludibility from gross income of the holder for federal income tax purposes could be affected by the transactions contemplated hereunder; and (vii) no power of attorney that is currently in force has been granted with respect to any matter relating to Taxes that could affect the Company or a Subsidiary.

          (c) (i) Section 3.25(c) of the Company Disclosure Schedule contains a true, complete and correct list of all income, franchise and similar tax Returns (federal, state, local and foreign) filed with respect to each of the Company and the Subsidiaries for taxable periods ended on or after December 31, 1993, indicates for which jurisdictions Returns have been filed on the basis of a unitary group, indicates the most recent income, franchise or similar tax Return for each relevant jurisdiction for which an audit has been completed or the statute of limitations has lapsed and indicates all tax Returns that currently are the subject of audit; (ii) the Company has delivered to Parent and Merger Sub correct and complete copies of all federal, state and foreign income, franchise and similar tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company or any Subsidiary since December 31, 1993; and (iii) the Company has delivered to Parent and Merger Sub a true, complete and correct copy of any tax-sharing or allocation agreement or arrangement involving the Company or any Subsidiary and a true, complete and correct description of any such unwritten or informal agreement or arrangement.

          (d) On the Audited Balance Sheet, adequate reserves and allowances have been provided to satisfy all Liabilities for Taxes relating to the Company and the Subsidiaries for periods through the Effective Time (without regard to the materiality thereof).

          SECTION 3.26. Insurance. Section 3.26 of the Company Disclosure Schedule lists each insurance policy (including policies providing property, casualty, liability, workers' compensation, and bond and surety arrangements) under which the Company or any Subsidiary has been an insured, a named insured or otherwise the principal beneficiary of coverage at any time within the past five years. With respect to each such insurance policy (i) the policy is legal, valid, binding and enforceable in accordance with its terms and, except for policies that have expired under their terms in the ordinary course, is in full force and effect; (ii) neither the Company nor any Subsidiary is in breach or default (including any breach or default with respect to the payment of premiums or the giving of notice), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination or modification, under the policy; and (iii) no party to the policy has repudiated, or given notice of an intent to repudiate, any provision thereof.
At the Effective Time, all insurance policies currently in effect will be outstanding and in full force and effect, and all premiums thereon will have been paid in full.

          SECTION 3.27. Full Disclosure. The Company is not aware of any facts which pertain specifically to the Company, any Subsidiary or the Business (as opposed to facts that pertain generally to companies in the Company's or any Subsidiary's industry) which could reasonably be expected to have a Material Adverse Effect on the Company, any Subsidiary or the Business or which are likely in the future to have a Material Adverse Effect on the Company, any Subsidiary or the Business and which have not been disclosed in this Agreement, the Company Disclosure Schedule, the 1995 Financial Statements, the Draft 1996 Financial Statements or the 1996 Financial Statements or otherwise disclosed to Parent or Merger Sub by the Company in writing. No representation or warranty of the Company or the Principal Shareholders in this Agreement, nor any statement or certificate furnished or to be furnished to Parent or Merger Sub pursuant to this Agreement, or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein, taken as a whole and in light of the circumstances under which they were made, not misleading.

          SECTION 3.28. Shareholder Approval Requirements. The only actions by the shareholders of the Company required to approve this Agreement, the Merger and the other transactions contemplated hereby are the consents of (a) the Principal Shareholders and the Voting Shareholders, collectively, as the holders of a majority of the outstanding shares of the Company Common Stock and (b) the Principal Shareholders as the holders of a majority of the outstanding shares of the Company Preferred Stock.

          SECTION 3.29. ParaScript Purchase Price. The ParaScript Purchase Price was determined through good faith arm's-length negotiations between the Company and Aron Katz.

          SECTION 3.30. Brokers. Except for Montgomery Securities, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon any agreement, arrangement or understanding, written or oral, made by or on behalf of the Company or any Subsidiary. The Company shall be solely responsible for the fees and expenses of Montgomery Securities.


                                  ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

          As an inducement to the Company to enter into this Agreement, Parent and Merger Sub hereby represent and warrant to the Company, except as set forth on the Parent Disclosure Schedule, as follows:

          SECTION 4.01. Organization and Authority of Merger Sub. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by Parent and Merger Sub, the performance by Parent and Merger Sub of their respective obligations hereunder and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly authorized and approved by all requisite action on the part of Parent and Merger Sub, respectively.
This Agreement has been duly executed and delivered by Parent and Merger Sub, and (assuming due authorization, execution and delivery by the Company) this Agreement constitutes a legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub, respectively, in accordance with its terms.

          SECTION 4.02. No Conflict. Assuming the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 4.03, except as may result from any facts or circumstances relating solely to the Company, the execution, delivery and performance of this Agreement by Parent and Merger

Sub do not and will not (i) violate, conflict with or result in the breach of any provision of the charter or bylaws (or similar organizational documents) of Parent or Merger Sub, (ii) conflict with or violate any Law or Governmental Order applicable to Parent or Merger Sub or (iii) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse of time or both would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of Parent or Merger Sub pursuant to, any note, bond, mortgage, deed of trust, indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which Parent or Merger Sub is a party or by which any of such assets or properties is bound or affected which could reasonably be expected to have a material adverse effect on the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement.

          SECTION 4.03. Governmental Consents and Approvals. The execution, delivery and performance of this Agreement by Parent and Merger Sub do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Authority, except as set forth in Section 4.03 of the Parent Disclosure Schedule.

          SECTION 4.04. Litigation. Except as set forth in Section 4.04 of the Parent Disclosure Schedule, no claim, action, proceeding or investigation is pending or, to the best knowledge of Parent and Merger Sub after due inquiry, threatened, which seeks to delay or prevent the consummation of, or which could reasonably be expected to materially adversely affect Parent's or Merger Sub's ability to consummate, the transactions contemplated by this Agreement.

          SECTION 4.05. SEC Documents: Undisclosed Liabilities. Parent has filed all required reports, schedules, forms, statements and other documents with the SEC since December 31, 1994 (the "PARENT SEC DOCUMENTS"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Parent SEC Document has been revised or superseded by a later Parent SEC Document, none of the Parent SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with U.S. GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q under the Exchange Act) and fairly present the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows (or changes in financial position prior to the approval of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 95) for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Parent SEC Documents, neither Parent nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by U.S. GAAP to be set forth on a consolidated balance sheet of Parent and its consolidated subsidiaries or in the notes thereto and reasonably be expected to have a material adverse effect on Parent and its subsidiaries taken as a whole.

          SECTION 4.06. Absence of Certain Changes or Events. Except as disclosed in any Parent SEC Document, since the date of the most recent audited financial statements included in the filed Parent SEC Documents there has not been (i) any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) with respect to any of Parent's capital stock except for regular quarterly dividends on Parent's outstanding preferred stock, (ii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iii) any damage, destruction or loss, whether or not covered by insurance, that has or is likely to have a material adverse effect on Parent and its subsidiaries taken a whole, or (iv) any change in accounting methods, principles or practices by Parent materially affecting its assets, liabilities, or business, except insofar as may have been required by a change in U.S. GAAP.

          SECTION 4.07. Stockholder Approval Requirements. No action by the stockholders of Parent is required to approve this Agreement, the Merger or the other transactions contemplated hereby.

          SECTION 4.08. Brokers. Except for Morgan Stanley & Co. Incorporated, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon any agreement, arrangement or understanding, written or oral, made by or on behalf of Parent or Merger Sub. Parent and Merger Sub shall be solely responsible for payment of the fees and expenses of Morgan Stanley & Co. Incorporated.

          SECTION 4.09. Capital Stock of Parent and Merger Sub. All of the outstanding shares of Parent's and Merger Sub's respective capital stock are duly authorized, validly issued, fully paid and nonassessable. The shares of Parent Common Stock to be issued in connection with the Merger have been duly authorized and when issued in accordance with the terms hereof shall be validly issued, fully paid and nonassessable and free and clear of any Encumbrances.


                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

          SECTION 5.01. Conduct of Business Prior to the Effective Time. (a) Except as set forth in Section 5.01(a) of the Company Disclosure Schedule, between the date hereof and the Effective Time, the Company shall not, and shall not permit any Subsidiary to, conduct the Business other than in the ordinary course and consistent with the Company's and the Subsidiaries' past practice, except as expressly permitted by this Agreement. Without limiting the generality of the foregoing, except as described in Section 5.01(a) of the Company Disclosure Schedule, the Company shall, and shall cause each Subsidiary to, (i) continue its advertising and promotional activities, and pricing and purchasing policies, in accordance with past practice; (ii) not shorten or lengthen the customary payment cycles for any of its payables or receivables;
(iii) use its reasonable best efforts to (A) preserve intact its business organization and the business organization of the Business, (B) keep available to Parent and Merger Sub the services of its employees, (C) continue in full force and effect without material modification all existing policies or binders of insurance currently maintained thereby for the Company, the Subsidiaries and/or the Business, and (D) preserve its current relationships with its customers, suppliers and other persons with which it has significant business relationships; (iv) exercise, but only after notice to Parent and receipt of Parent's prior written approval, any rights of renewal pursuant to the terms of any of the leases or subleases listed in Section 3.18(b) of the Company Disclosure Schedule which by their terms would otherwise expire prior to the Effective Time; and (v) not engage in any practice, take any action, fail to take any action or enter into any transaction which could cause any representation or warranty of the Company or the Principal Shareholders to be untrue, incomplete or incorrect in any material respect or result in a breach in any material respect of any covenant made by the Company in this Agreement.

          (b) Except as set forth in Section 5.01(b) of the Company Disclosure Schedule, prior to the Effective Time the Company shall not, and shall not permit any Subsidiary to, without the prior written consent of Parent:

                    (i) permit or allow any of its assets or properties (whether tangible or intangible) to be subjected to any Encumbrance, other than Permitted Encumbrances and Encumbrances that will be released at or prior to the Effective Time;

                    (ii) discharge or otherwise obtain the release of any Encumbrance or pay or otherwise discharge any Liability, other than current liabilities reflected on the Audited Balance Sheet and current liabilities incurred in the ordinary course of business consistent with past practice since December 31, 1996;

                    (iii) make any loan to, guarantee any Indebtedness of or otherwise incur any Indebtedness on behalf of any person;

                    (iv) fail to pay or otherwise discharge when due any Liability thereof;

                    (v) redeem, purchase or otherwise acquire any of its capital stock or declare, set aside, make or pay any dividends or distributions (whether in cash, securities or other property) to the holders of its capital stock or otherwise, other than dividends, distributions and redemptions declared, made or paid by any Subsidiary solely to the Company;

                    (vi) make any material changes in its customary methods of operation, or the customary methods of operation of the Business, including, without limitation, practices and policies relating to research and development, licensing, manufacturing, purchasing, inventories, marketing, selling and pricing;

                    (vii) merge with, enter into a consolidation with or acquire an interest of five percent or more in any person or acquire a substantial portion of the assets or business of any person or any division or line of business thereof, or otherwise acquire any material assets;

                    (viii) make any capital expenditure or commitment for any capital expenditure in excess of US$5,000 individually or US$50,000 in the aggregate;

                    (ix) issue any sales orders or otherwise agree to make any purchases involving exchanges in value in excess of US$5,000 individually or US$50,000 in the aggregate;

                    (x) sell, transfer, lease, sublease, license, sublicense or otherwise dispose of any properties or assets, real, personal or mixed (including, without limitation, leasehold interests and intangible assets), other than the sale of inventories in the ordinary course of business consistent with past practice;

                    (xi) issue or sell any of its capital stock, notes, bonds or other securities, or any option, warrant or other right to acquire the same, or any other interest in it;

                    (xii) enter into any agreement, arrangement or transaction with any of its directors, officers, employees, shareholders or affiliates, or with any relative, beneficiary, spouse or affiliate of any such person;

                    (xiii) (A) grant or announce any increase in the wages, salaries, compensation, bonuses, incentives, pension or other benefits payable by it to any of its employees, including, without limitation, any increase or change pursuant to any Plan or (B) establish or increase or promise to increase any benefits under any Plan, in either case except as required by Law or any collective bargaining agreement and involving ordinary increases consistent with its past practices;

                    (xiv) grant any rights to severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Company or any Subsidiaries or establish, adopt or enter into any employee benefit plan or agreement that, if previously established, adopted or entered into, would be defined as a "Plan" hereunder;

                    (xv) write down or write up (or fail to write down or write up in accordance with U.S. GAAP) the value of any of its Receivables or revalue any of its assets;

                    (xvi) amend, terminate, cancel or compromise any of its material claims or waive any other of its material rights;

                    (xvii) make any change in any method of accounting or accounting practice or policy used thereby;

                    (xviii)   fail to maintain the Assets in accordance with
          good business practice and in good operating condition and repair;

                    (xix) allow any Permit or Environmental Permit that was issued or relates to it or otherwise relates to any Asset to lapse or terminate or fail to renew any such Permit or Environmental Permit or any insurance policy that is scheduled to terminate or expire within 45 calendar days of the Effective Time;

                    (xx) incur any Indebtedness in excess of US$5,000 individually or US$50,000 in the aggregate;

                    (xxi) amend, modify or consent to the termination of any Material Contract or its rights thereunder;

                    (xxii) amend or restate its charter or bylaws (or similar organizational documents);

                    (xxiii)   terminate, discontinue, close or dispose of any
          plant, facility or other business operation, or lay off any employees, or implement any early retirement, separation or program providing early retirement window benefits within the meaning of Section 1.401(a)-4 of the Regulations or announce or plan any such action or program for the future;

                    (xxiv)    make any charitable contribution;

                    (xxv) disclose any secret or confidential Intellectual Property (except by way of issuance of a patent) or permit to lapse or go abandoned any Intellectual Property (or any registration or grant thereof or any application relating thereto) to which, or under which, it has any right, title, interest or license;

                    (xxvi) make any express or deemed election or settle or compromise any liability, with respect to its Taxes;

                    (xxvii)   take any action which could reasonably be expected
          to result in any damage, destruction or loss with respect to any of the Assets which in the aggregate have a replacement cost of more than US$25,000 , whether or not any such potential or actual damage, destruction or loss shall have been covered by insurance;

                    (xxviii) take any action which could reasonably be expected to result in a Material Adverse Effect; or

                    (xxix) agree, whether in writing or otherwise, to take any of the actions specified in this Section 5.01 or grant any options to purchase, rights of first refusal, rights of first offer or any other similar rights or commitments with respect to any of the actions specified in this Section 5.01, except as expressly contemplated by this Agreement.

          SECTION 5.02. Access to Information. From the date hereof until the earlier of the termination of this Agreement and the Effective Time, upon reasonable notice, the Company shall, and shall cause each Subsidiary and each officer, director, employee, agent, representative, accountant and counsel of the Company and each Subsidiary to, (i) afford the officers, employees and authorized agents, representatives, accountants and counsel of Parent and Merger Sub reasonable access, during normal business hours, to the offices, properties, plants, other facilities, books and records of the Company and each Subsidiary and to those officers, directors, employees, agents, representatives, accountants and counsel of the Company and of each Subsidiary who have any knowledge relating to the Company, any Subsidiary or the Business and (ii) furnish to the officers, employees and authorized agents, representatives, accountants and counsel of Parent and Merger Sub such additional financial and operating data and other information regarding the assets, properties and goodwill of the Company, the Subsidiaries and the Business (or legible copies thereof) as Parent or Merger Sub may from time to time reasonably request.

          SECTION 5.03. Confidentiality. The Company shall, and shall cause each Subsidiary and each officer, director, employee, agent, representative, accountant and counsel of the Company and each Subsidiary to, (i) treat and hold as confidential (and not disclose or provide access to any person to) all information relating to trade secrets, processes, patent and trademark applications, product development, price, customer and supplier lists, pricing and marketing plans, policies and strategies, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans and all other confidential information with respect to the Business, the Company and each Subsidiary; (ii) in the event that the Company or any Subsidiary or any such agent, representative, affiliate, employee, officer or director of the Company or any Subsidiary becomes legally compelled to disclose any such information, provide Parent and Merger Sub with prompt written notice of such requirement so that Parent, Merger Sub, the Company or any Subsidiary may seek a protective order or other remedy or waive compliance with this
Section 5.03; and (iii) in the event that such protective order or other remedy is not obtained, or Parent and Merger Sub waive compliance with this Section 5.03, furnish only that portion of such confidential information which is legally required to be provided and exercise its reasonable best efforts to obtain assurances that confidential treatment will be accorded such information. In addition, with respect to Intellectual Property, any combination of features shall not be deemed to be within the foregoing exception merely because the individual features are in the public domain unless the combination itself and its principle of operation are in the public domain. Remedies at law for any breach of any person's obligations under this Section 5.03 are inadequate and in addition thereto Parent and Merger Sub shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach, without the necessity of demonstrating the inadequacy of money damages.

          (b) Parent and Merger Sub agree that all data and information furnished by the Company to Parent and Merger Sub in connection with their due diligence shall be kept in strict confidence in accordance with the procedures used by Parent and Merger Sub to protect their own confidential information, which shall be no less than reasonable care. In the event of the termination of this Agreement, Parent, Merger Sub and their respective employees, directors and representatives shall continue to keep all information disclosed to them by the Company confidential and shall promptly return to the Company or destroy all written information provided to them by the Company and all notes of employees, directors and representatives of Parent and Merger Sub relating to the transactions contemplated hereby.

          SECTION 5.04. Regulatory and Other Authorizations; Notices and Consents. (a) The Company shall use its best efforts to obtain, or cause the Subsidiaries to obtain, all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and shall cooperate fully with Parent and Merger Sub in promptly seeking to obtain all such authorizations, consents, orders and approvals.

          (b) The Company shall, or shall cause the Subsidiaries to, give promptly such notices to third parties and shall use its, or shall cause the Subsidiaries to use their, best efforts to obtain such third party consents and estoppel certificates as Parent or Merger Sub may in its reasonable discretion deem necessary or desirable in connection with the transactions contemplated by this Agreement.

          (c) Parent and Merger Sub shall cooperate and use all reasonable efforts to assist the Company in giving such notices and obtaining such consents and estoppel certificates; provided, however, that neither Parent nor Merger Sub shall have any obligation to give any guarantee or other consideration of any nature in connection with any such notice, consent or estoppel certificate or to consent to any change in the terms of any agreement or arrangement which Merger Sub in its sole and absolute discretion may deem adverse to the interests of Merger Sub, the Company, any Subsidiary or the Business.

          (d) The Company has no knowledge of any reason why all of the consents, approvals and authorizations necessary for the consummation of the transactions contemplated hereby will not be received.

          SECTION 5.05. Notice of Developments. (a) Prior to the Effective Time, the Company shall promptly notify Parent in writing of (i) all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which could reasonably be expected to result in any breach of a representation or warranty or covenant of the Company in this Agreement or which could reasonably be expected to have the effect of making any representation or warranty of the Company or the Principal Shareholders in this Agreement untrue, incomplete or incorrect in any material respect and (ii) all other material developments affecting the Assets, Liabilities, business, financial condition, operations, results of operations, customer or supplier relations, employee relations, projections or prospects of the Company, any Subsidiary or the Business.

          (b) Prior to the Effective Time, the Parent and Merger Sub shall promptly notify the Company in writing of all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which could reasonably be expected to result in any breach of a representation or warranty or covenant of Parent or Merger Sub in this Agreement or which could reasonably be expected to have the effect of making any representation or warranty of Parent or Merger Sub in this Agreement untrue, incomplete or incorrect in any material respect

          SECTION 5.06. No Solicitation or Negotiation. Between the date of this Agreement and the earlier of (i) the Effective Time and (ii) the termination of this Agreement, none of the Company, the Subsidiaries nor any of their respective affiliates, officers, directors, representatives or agents shall, directly or indirectly, (A) solicit, initiate, consider, encourage or accept any other proposals or offers from any person (1) relating to any acquisition or purchase of all or any portion of the capital stock or assets of the Company or any Subsidiary (other than inventory to be sold in the ordinary course of business consistent with past practice), (2) to enter into any business combination with the Company or any Subsidiary or (3) to enter into any other extraordinary business transaction involving or otherwise relating to the Company or any Subsidiary, or (B) participate in any discussions, conversations, negotiations or other communications regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any other person to seek to do any of the foregoing. The Company immediately shall cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any persons conducted heretofore with respect to any of the foregoing. The Company shall notify Parent and Merger Sub promptly if any such proposal or offer, or any inquiry or other contact with any person with respect thereto, is made and shall, in any such notice to Parent and Merger Sub, indicate in reasonable detail the identity of the person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or other contact. The Company shall not, and shall cause the Company and each Subsidiary not to, without the prior written consent of Parent and Merger Sub, release any person from, or waive any provision of, any confidentiality or standstill agreement to which the Company or any Subsidiary is a party.

          SECTION 5.07. Securities Filings. Parent and the Company shall make all necessary filings with respect to the Merger under the Securities Act and the Exchange Act and the rules and regulations thereunder, under applicable blue sky or similar securities laws, rules and regulations and shall use all reasonable efforts to obtain required approvals and clearances with respect thereto.

          SECTION 5.08.  [INTENTIONALLY OMITTED].

          SECTION 5.09. New York Stock Exchange Listing. Parent shall use all reasonable efforts to cause the shares of Parent Common Stock issuable to holders of Company Common Stock pursuant to this Agreement to be authorized for listing on the NYSE.

          SECTION 5.10. Shelf Registration. As promptly as practicable after the Effective Time, Parent shall file with the SEC a shelf registration statement for the purpose of permitting resale of the shares of Parent Common Stock received pursuant hereto by the holders of Company Securities, and shall use reasonable efforts to have such registration statement declared effective by the SEC as promptly as practicable. Parent will notify the Company promptly upon the receipt of any comments from the SEC or its staff or any other governmental officials for amendments or supplements to such registration statement or for additional information and will supply the Company with copies of all correspondence between Parent or any of its representatives, on the one hand, and the SEC, or its staff or any other governmental officials, on the other hand, with respect to such registration statement. Subject to the following, Parent shall use all reasonable efforts to maintain the effectiveness of such registration statement until the first anniversary of the Effective Time. Parent shall not be required to maintain the effectiveness of such registration statement pursuant to this Section 5.10 during the period starting with the date of filing by Parent of, and ending on a date 120 days following the effective date of, a registration statement pertaining to a public offering of securities for the account of Parent. If Parent shall furnish to the former holders of Company Securities a certificate signed by a duly authorized officer of Parent stating that in the good faith opinion of the board of directors of Parent the continued effectiveness of such registration would interfere with any material transaction then being pursued by Parent, then Parent's obligation to use all reasonable efforts to maintain the effectiveness of such registration statement shall be suspended for a period not to exceed 60 days; provided, however, if the effectiveness of the registration statement is suspended for a period greater than 60 days pursuant to this Section, Parent's obligation to use all reasonable efforts to maintain the effectiveness of the registration statement until the first anniversary of the Effective Time shall be extended by a period equal to the number of days greater than 60 that the effectiveness of the registration statement is suspended.

          SECTION 5.11. Employee Benefits. Parent shall provide, or cause the Surviving Corporation, a Subsidiary or another affiliate of Parent to provide, those persons actively employed by the Company or any Subsidiary immediately prior to the Effective Time with employee benefits in the aggregate no less favorable than those provided to similarly situated employees of Parent. It is the express understanding and intention of the Company and Parent that no employee of the Company or Parent or any of their subsidiaries or other person shall be deemed to be a third party beneficiary, or have or acquire any right to enforce the provisions of this Section 5.11, and that nothing in this Agreement shall be deemed to constitute an employee benefit plan or arrangement of the Company, Parent or any of their respective subsidiaries.

          SECTION 5.12.  Agreement of the Principal Shareholders and the Voting
Shareholders to Vote Shares.   Within five Business Days of the date hereof, the
Principal Shareholders and the Voting Shareholders (who are signatories to this Agreement solely for the purposes of agreeing to the provisions of this Section 5.12) shall deliver to the Company and Parent a written consent whereby the Principal Shareholders and the Voting Shareholders vote all of the shares of Company Capital Stock held thereby in favor of approval of the Merger Agreement and the Merger and any matter that could reasonably be expected to facilitate the Merger. In addition, at every annual or special meeting of the shareholders of the Company and at every continuation or adjournment thereof, and on every action or approval by written consent of the shareholders of the Company in lieu of any such meeting, the Principal Shareholders and the Voting Shareholders (i) shall vote all of the shares of Company Capital Stock held thereby in favor of approval of the Merger Agreement and the Merger and any matter that could reasonably be expected to facilitate the Merger, (ii) shall vote all of the shares of Company Capital Stock held thereby against any proposal made in opposition to or competition with consummation of the Merger, (iii) shall not vote any of the shares of Company Capital Stock held thereby in favor of any merger, consolidation, sale of assets, reorganization or recapitalization of the Company with any party other than Parent or its affiliates and (iv) shall vote all of the shares of Company Capital Stock held thereby against any liquidation or winding up of the Company.

          SECTION 5.13. Broker for Acquisition of Parent Treasury Shares. Parent shall use Alex, Brown & Sons, Incorporated as broker for Parent's acquisition of the Parent Treasury Shares.

          SECTION 5.14. Restricted Stock Purchase Agreements. Prior to the Effective Time, the Company shall take all necessary actions to exercise its Purchase Option (under and as defined in Section 2 of the Restricted Stock Purchase Agreements) with respect to all shares of Company Common Stock subject to the Purchase Option under each such Restricted Stock Purchase Agreement.

          SECTION 5.15. Agreement Amendment Proposal. In the event that the ParaScript Valuation exceeds the ParaScript Purchase Price by an amount greater than or equal to 150 percent of the ParaScript Purchase Price, Parent may at its option, within five (5) Business Days after receipt of the ParaScript Valuation propose in writing to the Company such amendments to this Agreement (collectively, the "Amendment Proposal") as Parent in its reasonable discretion shall deem appropriate to address any potential additional tax liabilities of the Company arising from the amount by which the ParaScript Valuation exceeds the ParaScript Purchase Price. Within five (5) Business Days after receipt by the Company of the Amendment Proposal, the Company shall accept or reject such proposal by written notice to Parent. The failure of the Company to respond in writing within such five (5) Business Day period shall be deemed to be a rejection of the Amendment Proposal. For purposes of this Section 5.15, the Company and Parent agree that any proposal by Parent to amend this Agreement to reduce the the Purchase Price by an amount equal to the Company's estimated tax liability attributable to the amount by which the ParaScript Valuation exceeds the ParaScript Purchase Price shall be "reasonable".

          SECTION 5.16. Further Action. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Law, and execute and deliver such documents, certificates, further assurances and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement, including, but not limited to, all such actions and things and execution of such documents as reasonably recommended by the parties' respective Russian counsel and other advisors.


                                  ARTICLE VI

                             CONDITIONS TO CLOSING

          SECTION 6.01. Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Effective Time, of each of the following conditions:

          (a) Representations, Warranties and Covenants. The representations and warranties of Parent and Merger Sub contained in this Agreement shall have been true, complete and correct when made and shall be true, complete and correct in all material respects as of the Effective Time, with the same force and effect as if made as of the Effective Time, other than such representations and warranties as are made as of another date and except (i) for changes contemplated by this Agreement and (ii) in such cases where the failure to be so true, complete and correct would not have, or could not reasonably be expected to have, a Material Adverse Effect on Parent or Merger Sub. The covenants and agreements contained in this Agreement to be complied with by Parent and Merger Sub at or prior to the Effective Time shall have been complied with in all material respects;

          (b) No Proceeding or Litigation. No Action shall have been commenced by or before any Governmental Authority against the Company, Parent or Merger Sub, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which, in the reasonable, good faith determination of the Company, could reasonably be expected to render it impossible or unlawful to consummate such transactions;

provided, however, that the provisions of this Section 6.01(b) shall not apply if the Company shall have solicited or encouraged, directly or indirectly, any such Action;

          (c) Legal Opinion. The Company shall have received from Shearman & Sterling, counsel to Parent, a legal opinion letter, addressed to the Company and dated the closing date, in form and substance reasonably satisfactory to Parent and the Company;

          (d) Officers' Certificate. The Company shall have received from the president and the chief financial officer of each of Parent and Merger Sub a certificate dated the closing date, in form and substance reasonably satisfactory to Parent and the Company;

          (e) Secretary's Certificate. The Company shall have received from the secretary of each of Parent and Merger Sub a certificate dated the closing date, in form and substance reasonably satisfactory to Parent and the Company;

          (f) ParaScript Sale. The ParaScript Sale shall have been consummated substantially on the terms set forth in the ParaScript Sale Agreement;

          (g) ParaScript License Amendment. The ParaScript License Amendment shall have been executed and delivered by the parties thereto; and

          (h) New York Stock Exchange Listing. The shares of Parent Common Stock issuable to the Company's shareholders pursuant to this Agreement shall have been authorized for listing on the NYSE, upon official notice of issuance.

          SECTION 6.02. Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Effective Time, of each of the following conditions:

          (a) Representations, Warranties and Covenants. The representations and warranties of the Company contained in this Agreement shall have been true, complete and correct when made and shall be true, complete and correct in all material respects as of the Effective Time, with the same force and effect as if made as of the Effective Time, other than such representations and warranties as are made as of another date and except (i) for changes contemplated by this Agreement and (ii) in such cases where the failure to be so true, complete and correct would not have, or could not reasonably be expected to have, a Material Adverse Effect on the Business, the Company or any Subsidiary. The covenants and agreements contained in this Agreement to be complied with by the Company at or prior to the Effective Time shall have been complied with in all material respects;

          (b) No Proceeding or Litigation. No Action shall have been commenced or threatened by or before any Governmental Authority against the Company, Parent or Merger Sub, seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which, in the reasonable, good faith determination of the Parent or Merger Sub, could reasonably be expected to render it impossible or unlawful to consummate such transactions or which could reasonably be expected to have a Material Adverse Effect; provided, however, that the provisions of this Section 6.02(b) shall not apply if Parent or Merger Sub shall have solicited or encouraged, directly or indirectly, any such Action;

          (c) Legal Opinion. Parent and Merger Sub shall have received from Wilson, Sonsini, Goodrich & Rosati, counsel to the Company, a legal opinion letter, addressed to Parent and Merger Sub and dated the closing date, in form and substance reasonably satisfactory to Parent and the Company;

          (d) Officers' Certificate. Parent and Merger Sub shall have received from the president and the chief financial officer of the Company a certificate dated the closing date, in form and substance reasonably satisfactory to Parent and the Company;

          (e) Secretary's Certificate. Parent and Merger Sub shall have received from the secretary of the Company a certificate dated the closing date, in form and substance reasonably satisfactory to Parent and the Company;

          (f) Ancillary Agreements. Each Ancillary Agreement shall have been executed and delivered by the parties thereto and shall be in full force and effect at the Effective Time without any event having occurred or then existing that constitutes, or with the giving of notice or lapse of time or both would constitute, a default thereunder or breach thereof or would give any party thereto the right to terminate such agreement;

          (g) Consents and Approvals. Parent, Merger Sub and the Company shall have received, each in form and substance reasonably satisfactory to Parent and Merger Sub, all authorizations, consents, orders and approvals of all Governmental Authorities and officials and all third party consents and estoppel certificates which Parent and Merger Sub reasonably deem necessary or desirable for the consummation of the transactions contemplated by this Agreement;

          (h) No Material Adverse Effect. No event or events shall have occurred, or shall be reasonably likely to occur, which, individually or in the aggregate, have had, or could reasonably be expected to have, a Material Adverse Effect;

          (i) Certificate of Non-Foreign Status. Parent and Merger Sub shall have received a certificate from the Company (which complies with Section 1445 of the Code) certifying that the Company is note a United States Real Property Holding Corporation within the meaning of the Foreign Investment in Real Property Tax Act;

          (j) Good Standing; Qualification to Do Business. Parent and Merger Sub shall have received good standing certificates for the Company and for each Subsidiary from the secretary of state of the jurisdiction in which each such entity is incorporated or organized and from the secretary of state in each other jurisdiction in which the properties owned or leased by any of the Company or any Subsidiary, or the operation of its business in such jurisdiction, requires the Company or any Subsidiary to qualify to do business as a foreign corporation, in each case dated as of a date not earlier than five Business Days prior to the Effective Time and accompanied by bring-down telegrams or telecopies dated the closing date;

          (k) Shareholder Approvals. The Company shall have received all such shareholder consents and shall have taken all such actions required of the Company by the organizational documents of the Company or by Law to effect the Merger.

          (l) Exercise of Dissenters' Rights. The holders of not more than five percent of the Fully Diluted Shares shall have demanded pursuant to Section 1301 of the General Corporation Law of the State of California that the Company purchase the shares of Company Capital Stock held thereby at fair market value;

          (m) ParaScript Sale. The ParaScript Sale shall have been consummated substantially on the terms set forth in the ParaScript Sale Agreement; and

          (n) ParaScript Valuation. Parent and Merger Sub shall have received the ParaScript Valuation.


                                  ARTICLE VII

                                INDEMNIFICATION

          SECTION 7.01. Survival of Representations and Warranties. The representations and warranties of the Company and the Principal Shareholders contained in this Agreement, and all statements made by the Company contained in the Acquisition Documents, in each case as modified the Company Disclosure schedule, shall survive the Effective Time until the second anniversary of the Effective Time. Neither the period of survival nor the liability of the Company or the Principal Shareholders with respect to the Company's representations and warranties shall be reduced by any investigation made at any time by or on behalf of Parent. If Parent shall give the Company and the Principal Shareholders written notice of a claim prior to the expiration of the applicable representation or warranty, then the relevant representation or warranty, as the case may be, shall survive as to such claim until such claim shall have been finally resolved.

          SECTION 7.02. Indemnification. (a) The Company and each Principal Shareholder shall indemnify each Indemnified Party with respect to, and hold each of them harmless from and against, any and all Liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, attorneys' and consultants' fees and expenses) suffered, incurred or sustained by any of them or to which any of them becomes subject (including, without limitation, any Action brought or otherwise initiated by any of them) (collectively, "LOSSES"), resulting from, arising out of or relating to:

               (i) any misrepresentation or breach of any warranty made by the Company or any Principal Shareholder contained in the Acquisition Documents;

               (ii) any breach of any covenant or agreement by the Company contained in the Acquisition Documents;

               (iii) Liabilities of the Company or any Subsidiary not reflected on the Audited Balance Sheet, whether arising before or after the Effective Time, arising from or relating to the ownership or actions or inactions of the Company or any Subsidiary or the conduct of their respective businesses prior to the Effective Time;

          To the extent that the Company's or any Principal Shareholder's undertakings set forth in this Section 7.02 may be unenforceable, the Company and each Principal Shareholder shall contribute the maximum amount that it is permitted to contribute under applicable Law to the payment and satisfaction of all Losses incurred by Parent, Merger Sub or any other Indemnified Party.

          (b) An Indemnified Party shall give the Company and each Principal Shareholder written notice of any matter which an Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, within 60 days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises.

          (c) The indemnification rights of the parties under this Article VII are independent of and in addition to such rights and remedies as the parties may have at law or in equity or otherwise for any misrepresentation, breach of warranty or failure to fulfill any agreement or covenant hereunder on the part of any party hereto, including, without limitation, the right to seek specific performance, rescission or restitution, none of which rights or remedies shall be affected or diminished hereby.

          (d) Notwithstanding any other provision of this Agreement, including, but not limited to, the foregoing provisions of this Section 7.02, each Principal Shareholder shall be liable under this Agreement only for Losses resulting from, arising out of or relating to the circumstances set forth in clauses (i) and (iii) in Section 7.02(a) above, and in the event of such Losses
(A) Stepan Pachikov shall be liable under this Agreement only if he knew or, in the exercise of due care in his capacity as a director, officer and significant shareholder of the Company, should have known, of such circumstances and (B) Aron Katz shall be liable under this Agreement only if he had actual knowledge, after reasonable inquiry of senior management of the Company (and in such inquiry, Aron Katz shall be entitled to rely on the representations of such senior management to him with respect to the contents of contracts and agreements that he has not otherwise reviewed), of such circumstances. Each Principal Shareholder's liability under this Section 7.02 shall be joint and several and the maximum amount of such liability shall be as set forth on
Schedule 7.02(d).
----------------


                                 ARTICLE VIII

                            TERMINATION AND WAIVER

          SECTION 8.01. Termination. This Agreement may be terminated by written notice of termination at any time prior to the Effective Time:

               (a) by Parent or Merger Sub if (i) an event or condition shall occur that results in, or could reasonably be expected to result in, a Material Adverse Effect; (ii) any representation or warranty of the Company or the Principal Shareholders contained in this Agreement shall not have been true, complete and correct in all material respects when made; (iii) the Company shall not have complied in all material respects with any covenant or agreement contained in this Agreement to be complied with by it; (iv) the Company or any Subsidiary shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Company or any Subsidiary seeking to adjudicate any of them a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization; or (v) the Company shall reject the Amendment Proposal; provided, that, if any breach of a representation or warranty pursuant to subparagraph (ii) above or a covenant or agreement pursuant to subparagraph
     (iii) above is curable within 10 Business Days by the Company through the exercise of its best efforts, Parent shall not have the right to terminate this Agreement if such breach is cured within such 10 Business Day period; provided , further, that Parent's termination rights arising under clause
     (v) above must be exercised, if at all, within five (5) Business Days following receipt of the Company's rejection of the Amendment Proposal;

               (b) by the Company if (i) any representation or warranty of the Parent or Merger Sub contained in this Agreement shall not have been true, complete and correct in all material respects when made; (ii) Parent or Merger Sub shall not have complied in all material respects with any covenant or agreement contained in this Agreement to be complied with by it; or (iii) Parent shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against Parent seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization; provided, that, if any breach of a representation or warranty pursuant to subparagraph (ii) above or a covenant or agreement pursuant to subparagraph (iii) above is curable within 10 Business Days by Parent through the exercise of its best efforts, the Company shall not have the right to terminate this Agreement if such breach is cured within such 10 Business Day period

               (c) by Parent, Merger Sub or the Company if the Effective Time shall not have occurred by July 15, 1997; provided, however, that the right to terminate this Agreement pursuant to this Section 8.01(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Effective Time to occur on or prior to such date;

               (d) by Parent, Merger Sub or the Company if any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

               (e) by the mutual written consent of Parent, Merger Sub and the Company.

          SECTION 8.02. Effect of Termination. In the event of the termination and abandonment of this Agreement as provided in Section 8.01, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto; provided, however, that Sections 5.03, 8.02, 8.03 and 9.01 shall remain in full force and effect notwithstanding the termination and abandonment of this Agreement; provided further that nothing herein shall relieve either party from liability for any breach of this Agreement.

          SECTION 8.03. Waiver. Any party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (iii) waive compliance with any of the agreements or conditions of the other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.


                                  ARTICLE IX

                                 MISCELLANEOUS

          SECTION 9.01. Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Effective Time shall have occurred.

          SECTION 9.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, or by courier service, cable, telecopy, telegram, or registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto at their addresses set forth on the signature pages to this Agreement (or at such other address for a party hereto as shall be specified in a notice given in accordance with this Section 9.02).

          SECTION 9.03. Public Announcements. No party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media with respect to the subject matter hereof without the prior written consent of the other party, and the parties shall cooperate as to the timing and contents of any such press release or public announcement; provided, however, that such prior written consent (i) shall not be unreasonably withheld and (ii) shall not be required for releases, announcements or communications by Parent to the extent obtaining such prior written consent would prevent the timely and accurate dissemination of information as required to comply with any applicable Law.

          SECTION 9.04. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning, construction or interpretation of this Agreement.

          SECTION 9.05. Severability. If any term or other provision of this Agreement shall be determined by any court of competent jurisdiction to be invalid, illegal or unenforceable in whole or in part by reason of any applicable Law or public policy and such determination shall become final and nonappealable, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

          SECTION 9.06. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements, covenants, representations, warranties, undertakings and understandings, written or oral, among the parties hereto with respect to the subject matter hereof and thereof.

          SECTION 9.07. Assignment. This Agreement may not be assigned by operation of law or otherwise without the prior written consent of the other party (which consent may be granted or withheld in the sole discretion of the such party); provided, however, that Parent and Merger Sub may assign this Agreement to any wholly-owned affiliate of Parent without the consent of the Company.

          SECTION 9.08. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, whether express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          SECTION 9.09. Amendment. This Agreement may not be amended, restated,supplemented or otherwise modified except (i) by an instrument in writing signed by, or on behalf of, the each party hereto or (ii) by a waiver in accordance with Section 8.03.

          SECTION 9.10. Governing Law. IN ALL RESPECTS, INCLUDING ALL MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, PERFORMANCE AND REMEDIES, THIS AGREEMENT AND THE OBLIGATIONS OF EACH PARTY ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS EXECUTED IN AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF

REGARDING CONFLICT OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

          SECTION 9.11. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          SECTION 9.12. Specific Performance. Irreparable damage would occur, and Parent's and Merger Sub's remedies at law would be inadequate, in the event any provision of this Agreement was not performed in accordance with the terms hereof. Without posting any bond, Parent and Merger Sub shall be entitled to obtain, in addition to any remedy available at law, equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available to it.

          SECTION 9.13. Liquidated Damages. In the event that the Company shall breach the covenant set forth in Section 5.06 and this Agreement shall be terminated as a result of such breach, the Company shall pay to Parent, on demand, liquidated damages in the amount of $2,500,000 in immediately available funds. Each party hereto acknowledges that payment of such liquidated damages is not intended as a forfeiture or penalty, but is a reasonable estimate of the actual damages that Parent and Merger Sub would incur if the Company were to breach the covenant set forth in Section 5.06, and that it would be impracticable and extremely difficult to ascertain the amount of such damages.


          [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                        SILICON GRAPHICS, INC.


                                        By:______________________________
                                           Name:
                                           Title:

                                        2011 N. Shoreline Boulevard
                                        Mountain View, California  94043-1389
                                        Attention:  Sandra Escher
                                        Telephone:  (415) 960-1980
                                        Telecopy:  (415) 961-0595



                                        PARAGRAPH ACQUISITION
                                           CORPORATION


                                        By:______________________________
                                           Name:
                                           Title:

                                        c/o Silicon Graphics, Inc.
                                        2011 N. Shoreline Boulevard
                                        Mountain View, California  94043-1389
                                        Attention:  Sandra Escher
                                        Telephone:  (415) 960-1980
                                        Telecopy:  (415) 961-0595

                                        PARAGRAPH INTERNATIONAL, INC.


                                        By:______________________________
                                           Name:
                                           Title:

                                        1688 Dell Avenue
                                        Campbell, California  95008
                                        Attention:  Stepan Pachikov
                                        Telephone:  (408) 364-7700
                                        Telecopy:  (408) 374-5466



                                        _________________________________
                                        STEPAN PACHIKOV
                                        c/o ParaGraph International
                                        1688 Dell Avenue
                                        Campbell, California  95008
                                        Telephone:  (408) 364-7700
                                        Telecopy:  (408) 374-5466




                                        _________________________________
                                        ARON KATZ
                                        c/o Astarte
                                        1035 Pearl Street, 5th Floor
                                        Boulder, Colorado 80302
                                        Telephone:  (303) 449-9970
                                        Telecopy:  (303) 449-7419

                                        _________________________________
                                        GREGORY SLAYTON
                                        Executing this Agreement solely for the
                                        purposes of Section 5.12



                                        _________________________________
                                        STEPHEN ARDRON
                                        Executing this Agreement solely for the
                                        purposes of Section 5.12

                                   EXHIBITS

EXHIBIT 1.01(a)  Form of Agreement Not to Compete
EXHIBIT 1.01(b)  Form of Agreement Not to Solicit
EXHIBIT 1.01(c)  Terms of ParaScript License Amendment
EXHIBIT 1.01(d)  Form of ParaScript Sale Agreement



                                   SCHEDULES

Company Disclosure Schedule
Parent Disclosure Schedule
Schedule I        Principal Shareholders
Schedule II       Employees to Execute Agreements Not to Compete
Schedule III      Employees to Execute Agreements Not to Solicit
Schedule 7.02(d)  Indemnification by Principal Shareholders

                                                                      SCHEDULE I

                            PRINCIPAL SHAREHOLDERS

Aron Katz

Stepan Pachikov

                                                                     SCHEDULE II

                            SHAREHOLDERS TO EXECUTE
                           AGREEMENTS NOT TO COMPETE

Stepan Pachikov

Aron Katz

George Pachikov

                                                                    SCHEDULE III

                            SHAREHOLDERS TO EXECUTE
                           AGREEMENTS NOT TO SOLICIT

Anton Chizov

Sheila Guberman

Ilia Lossev

Andrei Skaldin

Gregory Slayton

Eduard Talniukin

                                                                SCHEDULE 7.02(d)

                   INDEMNIFICATION BY PRINCIPAL SHAREHOLDERS

          The joint and several liability of each of the Principal Shareholders under the Agreement is limited to the sum of the following:

               (1) the consideration received in the Merger by Stepan Pachikov, the owner as of the date hereof of 6,708,333 shares of Company Capital Stock, pursuant to the Agreement in exchange by Stepan Pachikov of all equity interests in the Company beneficially owned by him as of the Effective Time; and

               (2) the consideration received in the Merger by Aron Katz indirectly, as the owner as of the date hereof of 88% of the capital stock of Matrix One LLC (the holder of 10,000,000 shares of Company Capital Stock), pursuant to the Agreement through the exchange by Matrix One LLC of all equity interests in the Company beneficially owned by Matrix One LLC as of the Effective Time.